UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
GBank Financial Holdings Inc.
(Exact name of registrant as specified in its charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

9115 W. Russell Rd., Ste. 110
Las Vegas, Nevada 89148
(702) 851-4200
March 31, 2026
Dear Stockholder:
We cordially invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of GBank Financial Holdings Inc. (“we”, “us”, “our”, or our “Company”) to be held solely by means of remote communications on Friday, May 1, 2026 at 2:00 p.m., Pacific Time.
The purposes of the Annual Meeting are set forth in the accompanying Notice of 2026 Annual Meeting of Stockholders and Proxy Statement.
In accordance with Nevada law and the Bylaws of our Company, and in order to provide expanded access, improved communication and cost savings for our stockholders, we are holding our Annual Meeting in a virtual meeting format only. We believe that hosting a virtual Annual Meeting will also enable more of our stockholders to attend and participate in the Annual Meeting since our stockholders can participate from any location around the world with internet access. You may attend and participate in the Annual Meeting by logging onto the virtual meeting platform at www.virtualshareholdermeeting.com/GBFH2026 and entering the control number found on your proxy card, voting instruction form, or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the Annual Meeting. Those planning to participate in the Annual Meeting should connect to the virtual meeting platform at least 15 minutes prior to the start of the Annual Meeting. If you would like to ask a question for discussion at the Annual Meeting, please submit your question to Hilary Sledge-Sarnor, our General Counsel & Corporate Secretary, at hsledgesarnor@g.bank by 5:00 p.m., Pacific Time, on Wednesday, April 29, 2026.
The enclosed Notice of 2026 Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting we will also report on our Company’s results of operations. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning our activities and operating performance.
Only stockholders of record as of the close of business on March 16, 2026, the record date for the Annual Meeting, will be entitled to receive notice of and to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting, whether or not you plan to attend virtually. Please complete, sign and date the enclosed proxy card and return it as soon as possible in the postage-paid envelope provided so that your shares will be represented at the Annual Meeting. Alternatively, you may vote via the Internet on the virtual meeting platform or by telephone. Instructions and applicable deadlines for voting via the Internet or by telephone are set forth on the enclosed proxy card. You may revoke your proxy at any time before its exercise, and you may attend the Annual Meeting and vote virtually, even if you have previously returned your proxy card or voted via the Internet or by telephone. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from the record holder of your shares and will need to register in advance to vote your shares virtually at the Annual Meeting.
We thank you for your prompt attention to this matter and appreciate your continued support.

Sincerely,

Edward M. Nigro
Executive Chairman and Chief Executive Officer

9115 W. Russell Rd., Ste. 110
Las Vegas, Nevada 89148
(702) 851-4200
March 31, 2026
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of GBank Financial Holdings Inc.:
The 2026 Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”) of GBank Financial Holdings Inc. (which we refer to as “we”, “us”, “our”, or our “Company”) will be held solely by means of a virtual meeting platform on Friday, May 1, 2026 at 2:00 p.m., Pacific Time, for the following purposes:
1.
To elect three (3) Class I directors to serve on our Board of Directors until our 2029 annual meeting of stockholders and until their respective successor or successors are duly elected and qualified, or until their earlier resignation or removal from office;

2.	To ratify the appointment of RSM US LLP as the independent registered public accounting firm for our Company for the year ending December 31, 2026; and
3.	To approve the adoption of the 2026 Incentive Compensation Plan;
4.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) there.
In accordance with Nevada law and the Bylaws of our Company, and in order to provide expanded access, improved communication and cost savings for our stockholders, we are holding the Annual Meeting in a virtual meeting format only. You will not be able to attend the Annual Meeting in-person.
We believe that hosting a virtual Annual Meeting will also enable more of our stockholders to attend and participate in the Annual Meeting since our stockholders can participate from any location around the world with internet access. You may attend and participate in the Annual Meeting by logging onto the virtual meeting platform at www.virtualshareholdermeeting.com/GBFH2026 and entering the control number found on your proxy card, voting instruction form, or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the Annual Meeting. Those planning to participate in the Annual Meeting should connect to the virtual meeting platform at least 15 minutes prior to the start of the Annual Meeting. If you would like to ask a question for discussion at the Annual Meeting, please submit your question to Hilary Sledge-Sarnor, our General Counsel & Corporate Secretary, at hsledgesarnor@g.bank by 5:00 p.m., Pacific Time on Wednesday, April 29, 2026.
Only stockholders of record as of the close of business on March 16, 2026, the record date for the Annual Meeting, will be entitled to receive notice of and to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting, whether or not you plan to attend virtually. Please complete, sign and date the enclosed proxy card and return it as soon as possible in the postage-paid envelope provided so that your shares will be represented at the Annual Meeting. Alternatively, you may vote via the Internet on the virtual meeting platform or by telephone. Instructions and applicable deadlines for voting via the Internet or by telephone are set forth on the enclosed proxy card.

By Order of the Board of Directors,

Edward M. Nigro
Executive Chairman and Chief Executive Officer

Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders To Be Held on May 1, 2026: we are providing access to our proxy materials both by sending you a full set of the proxy materials and making electronic copies of the Notice of 2026 Annual Meeting of Stockholders, the Proxy Statement, and our 2025 Annual Report to Stockholders available at www.gbankfinancialholdings.com/annual-meeting and on the “SEC Filings” page of our website at www.gbankfinancialholdings.com/secfilings.
Your Vote is Important
A proxy card is included with this Proxy Statement. Whether or not you plan to attend the Annual Meeting by attending the virtual meeting, please vote by completing, signing and dating the enclosed proxy card and promptly mailing it, or via the Internet pursuant to the instructions provided on the enclosed proxy card. You may revoke your proxy card in the manner described in the Proxy Statement at any time before it is exercised. See “About the Annual Meeting” for more information on how to vote your shares or revoke your proxy.

i

9115 W. Russell Rd., Ste. 110
Las Vegas, Nevada 89148
(702) 851-4200

PROXY STATEMENT FOR
2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 1, 2026
Unless the context otherwise requires, references in this proxy statement to “we”, “us”, “our”, or our “Company” refer to GBank Financial Holdings Inc., a Nevada corporation, and its consolidated subsidiaries; and references to the “Bank” refer to GBank, a wholly-owned banking subsidiary of our Company. Additionally, unless the context otherwise requires, references to our “stockholders” refer to the holders of outstanding shares of our Voting Common Stock, par value $0.0001 per share (which we refer to as our “Common Stock”).
This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of our Company (which we refer to as our “Board of Directors”) to be used at the 2026 Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”), which will be held solely by means of a virtual meeting platform on May 1, 2026 at 2:00 p.m., Pacific Time, and any adjournment(s) or postponement(s) thereof, for the purposes set forth in this proxy statement (which we refer to as this “Proxy Statement”) and the accompanying Notice of 2026 Annual Meeting of Stockholders. We anticipate that the accompanying Notice of 2026 Annual Meeting of Stockholders and this Proxy Statement will begin to be mailed to our stockholders on or about March 31, 2026. You should read this entire Proxy Statement carefully before voting.
Internet Availability of Proxy Materials for the 2026 Annual Meeting
Pursuant to the rules promulgated by the U.S. Securities and Exchange Commission (which we refer to as the “SEC”), we are providing access to our proxy materials both by sending you a full set of proxy materials and making copies of these materials available on the Internet free of charge at www.gbankfinancialholdings.com/annual-meeting, as well as on the “SEC Filings” page of our website at www.gbankfinancialholdings.com/secfilings. Stockholders are encouraged to access and review the proxy materials before voting. Directions to attend the Annual Meeting and vote by means of remote communication can also be found on www.gbankfinancialholdings.com/annual-meeting.

SPECIAL NOTE REGARDING ATTENDANCE AND PARTICIPATION BY
MEANS OF A VIRTUAL MEETING PLATFORM
The Annual Meeting will be held in a virtual meeting format only, in accordance with Nevada law and the Bylaws, as amended, of our Company (which we refer to as our “Bylaws”). Stockholders may attend and participate in the Annual Meeting by logging onto the virtual meeting platform at www.virtualshareholdermeeting.com/GBFH2026 and entering the control number found on your proxy card, voting instruction form, or notice you previously received. Stockholders may only attend and participate in the Annual Meeting by means of the virtual meeting platform. Stockholders will not be able to attend the Annual Meeting in person. You may vote during the Annual Meeting by following the instructions available on the meeting website during the Annual Meeting. Those planning to participate in the Annual Meeting should connect to the virtual meeting platform at least 15 minutes prior to the start of the Annual Meeting.
MATTERS TO BE CONSIDERED
At the Annual Meeting, stockholders will act upon the following matters outlined in the Notice of 2026 Annual Meeting of Stockholders:
1.
To elect three (3) Class I directors to serve on our Board of Directors until our 2029 annual meeting of stockholders and until their respective successor or successors are duly elected and qualified, or until their earlier resignation or removal from office;

2.	To ratify the appointment of RSM US LLP as the independent registered public accounting firm for our Company for the year ending December 31, 2026;
3.	To approve the adoption of the 2026 Incentive Compensation Plan; and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.
You may be asked to vote on other matters that may properly be submitted to a vote at the Annual Meeting. We could adjourn or postpone the Annual Meeting for the purpose, among others, of allowing additional time to solicit proxies.
WHO CAN VOTE
Our Board of Directors has fixed the close of business on March 16, 2026 as the record date (which we refer to as the “Record Date”) for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. Accordingly, only holders of record of outstanding shares of our Common Stock as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. Each holder of record of outstanding shares of our Common Stock as of the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. As of the Record Date, 14,237,844 shares of our Voting Common Stock were outstanding.
HOW TO ATTEND THE ANNUAL MEETING
If you were a stockholder of record as of the close of business on March 16, 2026, the Record Date for the Annual Meeting, then you are entitled to attend and to vote at the Annual Meeting. To attend the Annual Meeting, you must log onto the virtual meeting platform at www.virtualshareholdermeeting.com/GBFH2026 and enter the control number found on your proxy card, voting instruction form, or notice you previously received.
The virtual meeting platform is fully supported across browsers (e.g., Chrome, MS Edge, Firefox and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong internet connection wherever they intend to access and participate in the Annual Meeting. Those planning to participate in the Annual Meeting should connect to the virtual meeting platform at least 15 minutes prior to the start of the Annual Meeting. For further assistance, should you need it, you may call Hilary Sledge-Sarnor, General Counsel & Corporate Secretary, at (702) 329-4091.
HOW TO VOTE
You may vote your shares of our Common Stock either by means of remote communication or by proxy. The process for voting your shares depends on how your shares are held as described below. If you are a record holder of shares of Common Stock as of the Record Date, you may vote by proxy or you may attend the Annual Meeting and vote by means of remote communication on the virtual meeting platform. If you are a record holder and want to vote your shares by proxy, you may vote using any of the following methods:
•
indicate on the proxy card applicable to your shares of Common Stock how you want to vote, and sign, date and mail your proxy card in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the Annual Meeting;

•	go to the website www.proxyvote.com and follow the instructions for Internet voting on that website; or
•	vote over the telephone by following the instructions in the proxy card.
In order for your vote to be counted at the Annual Meeting, we must receive your vote no later than the time the polls close for voting at the Annual Meeting. Please note that Internet and telephone voting will close at 5:00 p.m., Pacific Time, on April 30, 2026.
Voting your shares by proxy will enable your shares of Common Stock to be represented and voted at the Annual Meeting if you do not attend the Annual Meeting and vote your shares on the virtual meeting platform. By following the voting instructions in the proxy materials that you receive, you will direct the designated person (known as the “proxy”) to vote your shares of Common Stock at the Annual Meeting in accordance with your instructions. Our Board of Directors has appointed Edward M. Nigro to serve as the proxy for the Annual Meeting. If you vote by Internet or telephone, you do not have to return your proxy or voting instruction card. Please note that no proxy shall be valid after 11 months from the date of its execution unless otherwise provided in such proxy.
If you hold your shares of Common Stock through an intermediary, such as a bank or broker (i.e., in “street name”), your ability to vote over the Internet depends on your broker’s voting process. You should follow the instructions on your bank’s, broker’s or intermediary’s voting instruction card.
To vote the shares of Common Stock that you hold in “street name” at the Annual Meeting on the virtual meeting platform, you must provide to us in advance of the Annual Meeting a legal proxy from your broker, bank or other nominee, (1) confirming that you were the beneficial owner of those shares as of the close of business on the Record Date, (2) stating the number of shares of which you were the beneficial owner that were held for your benefit at that time by that broker, bank or other nominee, and (3) appointing you as the record holder’s proxy to vote the shares covered by that proxy at the Annual Meeting. If you fail to provide us with a nominee-issued proxy prior to the Annual Meeting, you will not be able to vote your nominee-held shares on the virtual meeting platform at the Annual Meeting.
If your shares of Common Stock are held in “street name”, it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1), or in connection with the approval of the adoption of the 2026 Incentive Compensation Plan (Proposal 3). Current regulations restrict the ability of your bank, broker, or other holder of record to vote your shares in the election of directors, on equity compensation matters, or on certain other matters on a discretionary basis. Therefore, if you hold your shares of Common Stock in street name and you do not instruct your bank, broker, or other holder of record on how to vote in the election of directors (Proposal 1), or in connection with the approval of the adoption of the 2026 Incentive Compensation Plan (Proposal 3), no votes will be cast on your behalf. These are referred to as “broker non-votes”. Your bank, broker or other holder of record, however, does continue to have discretion to vote any shares for which you do not provide instructiozns on how to vote with respect to the proposal to ratify the appointment of RSM US LLP as the independent registered public accounting firm for our Company for the year ending December 31, 2026 (Proposal 2).
If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
REVOCATION OF PROXIES
Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares of Common Stock represented by such proxies will be voted at the Annual Meeting and all adjournment(s) or postponement(s) thereof. You may revoke your proxy or change your voting instructions at any time before your shares of Common Stock are voted at the Annual Meeting by:
•
delivering to us, prior to the Annual Meeting, a written notice of revocation addressed to: GBank Financial Holdings Inc. at 9115 W. Russell Rd., Ste. 110, Las Vegas, Nevada 89145, Attn: Hilary Sledge-Sarnor, General Counsel & Corporate Secretary;

•	completing, signing and returning a new proxy card with a later date than your original proxy card, prior to the Annual Meeting, and any earlier proxy will be revoked automatically;
•	logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically, and following the instructions indicated on the proxy card; or
•
attending the Annual Meeting virtually and voting on the virtual meeting platform, and any earlier proxy will be revoked. However, attending the Annual Meeting virtually without voting on the virtual meeting platform will not revoke your proxy.

If your shares of Common Stock are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.
QUORUM
A quorum will be present at the Annual Meeting if the holders of shares having a majority of the voting power represented by all of the issued and outstanding shares entitled to vote at the Annual Meeting are present by means of remote communication or represented by proxy. Each record holder of shares of our Common Stock is entitled to one vote for each share of Common Stock held as of the Record Date, on all matters to be acted upon at the Annual Meeting. Holders of shares of Common Stock do not have cumulative voting rights. Attendance and participation by stockholders via remote communication on the virtual meeting platform constitutes presence for the determination of a quorum for the Annual Meeting. Broker non-votes and abstentions will be counted for purposes of determining the presence or absence of a quorum.
VOTE REQUIRED FOR EACH PROPOSAL
As to the election of directors (Proposal 1), a stockholder may vote FOR any nominee proposed by our Board of Directors or WITHHOLD authority to vote for any nominee being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for any of the nominees being proposed is withheld. Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the Annual Meeting.
As to the ratification of the appointment of RSM US LLP as the independent registered public accounting firm for our Company for the year ending December 31, 2026 (Proposal 2), a stockholder may: (1) vote FOR the proposal; (2) vote AGAINST the proposal; or (3) ABSTAIN from voting on the proposal. The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting is required to ratify the appointment of RSM US LLP as the independent registered public accounting firm for our Company for the year ending December 31, 2026. Broker non-votes and abstentions are voted neither “for” nor “against”, and have no effect on the vote on Proposal 2.
As to the approval of the adoption of the 2026 Incentive Compensation Plan (Proposal 3), a stockholder may: (1) vote FOR the proposal; (2) vote AGAINST the proposal; or (3) ABSTAIN from voting on the proposal. The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting is required to approve the adoption of the 2026 Incentive Compensation Plan. Broker non-votes and abstentions are voted neither “for” nor “against”, and have no effect on the vote on Proposal 3.
RECOMMENDATION OF OUR BOARD OF DIRECTORS
Our Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interests of our Company and our stockholders, and our Board of Directors unanimously recommends that you vote your shares as follows:
Proposal 1 —
FOR the election of the three (3) nominees for Class I directors to serve on our Board of Directors until our 2029 annual meeting of stockholders and until their respective successor or successors are duly elected and qualified, or until their earlier death, resignation or removal from office.

Proposal 2 —	FOR the ratification of the appointment of RSM US LLP as the independent registered public accounting firm for our Company for the year ending December 31, 2026.
Proposal 3 —	FOR the approval of the adoption of the 2026 Incentive Compensation Plan.

PROPOSAL 1 — ELECTION OF DIRECTORS
Number of Directors; Terms of Office
Our Board of Directors is currently comprised of nine (9) members. Our Bylaws provide that the number of members of our Board of Directors shall not be less than five (5) nor more than twenty five (25). In the event that the authorized number of directors shall be fixed with at least four (4), but less than nine (9), our Board of Directors shall be divided into two classes, designated Class I and Class II, each consisting of one-half of the total number of directors or as close an approximation as possible. In the event that the authorized number of directors shall be fixed at nine (9) or more, our Board of Directors shall be divided into three classes: Class I, Class II, and Class III, each consisting of a number of directors as nearly as practicable to one-third of the total number of directors.
Because the number of members of our Board of Directors is currently fixed at nine (9), our Board of Directors is divided into three classes: Class I, Class II, and Class III. Class I Directors are currently serving a term that will expire at this year’s Annual Meeting. Class II Directors are currently serving a term that will expire at the annual meeting of stockholders to be held in 2027. Class III Directors are currently serving a term that will expire at the annual meeting of stockholders to be held in 2028.
If elected, the below-listed nominees for Class I Directors will serve for a term commencing on the date of the Annual Meeting and continuing until our Company’s 2029 annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal from office. Each of the nominees listed below is currently serving as a Class I Director of our Company.
Nominees for Election as Class I Directors
With respect to each nominee for election as a Class I Director of our Company, the following table sets forth such nominee’s name, age as of December 31, 2025, and position(s) with our Company:

Name of Nominee	Age	Position	Director Since
A. Lee Finley	78	Director	2017
Charles W. Griege, Jr.	63	Director	2021
William J. Hornbuckle	68	Director	2019

A. Lee Finley. A. Lee Finley has served as a director on our Board of Directors since December 2017. Mr. Finley also served as a director on the board of directors of the Bank (which we refer to as the “Bank Board”) from August 2013 to March 2022. Mr. Finley is the founder of BrandFX Body Company, which owns and operates seven truck body manufacturing plants located in Iowa, Minnesota, Indiana, and Texas. Mr. Finley is also the owner and founder of BFX Fire (a manufacturer of wild land fire trucks), Pioneer Truckweld (a manufacturer of dump trucks and trailers), F&F Composites Manufacturing, FWAM Aircraft Management Company, Touchdown Investments Inc., ALF Operating Partners Investment Company, Air Shelters USA, and Real Fleet Services, in addition to other minority interests in various diverse businesses. Mr. Finley received a Bachelor of Arts degree in Economics from the University of British Columbia.
Charles W. Griege, Jr. Charles W. Griege, Jr. has served as a director on our Board of Directors since October 2021. Mr. Griege is the founding partner and Chief Investment Officer of Roaring Blue Lion Capital Management. He has over 30 years of capital markets experience and has been investing in bank stocks since 1986. Mr. Griege launched Roaring Blue Lion Capital Management’s Bank Consolidation Fund in April 2011 to capitalize on the significant change in the banking industry following the 2008 financial crisis. In addition, Mr. Griege was a founding partner of the CLO Opportunity Fund in 2009. Prior to founding Roaring Blue Lion Capital Management in 2005, Mr. Griege was a partner at Atlas Capital Management, an equity fund, where, during his four years there, he helped grow the firm from approximately $50 million in assets to approximately $650 million in assets. Prior to joining Atlas Capital Management, Mr. Griege spent six years in investment banking, most recently as a Managing Director at SoundView Technology Group. Prior to attending business school, Mr. Griege spent three years working at the Federal Home Loan Bank of Dallas. It was during this period that Mr. Griege worked closely with savings banks in the most troubled region of the United States and witnessed the creation of the Resolution Trust Corporation to dispose of the assets of failed banks and thrifts. Mr. Griege received an M.B.A. with honors from Columbia Business School, and a Bachelor of Arts degree in Economics from Vanderbilt University.
William J. Hornbuckle. William (Bill) J. Hornbuckle has served as a director on our Board of Directors since January 2019. Mr. Hornbuckle is Chief Executive Officer (since 2019) and President (since 2012) of MGM Resorts

International (NYSE: MGM), an S&P 500® global entertainment company featuring hotels and casinos, meeting and conference spaces, live and theatrical entertainment experiences, and an array of restaurant, nightlife, and retail offerings across the globe. As the Chief Executive Officer and President of MGM Resorts, Mr. Hornbuckle oversees all aspects of its strategy, operations, and hospitality and gaming development projects, including leading its global development efforts and its digital gaming strategy. At MGM Resorts, Mr. Hornbuckle also led the strategy and execution of its sale of MGM Growth Properties to Vici Properties, and MGM Resorts’ acquisition of the remaining share of CityCenter and of The Cosmopolitan of Las Vegas, led MGM Resorts’ domestic and international expansion efforts, and more recently, oversaw MGM Resorts’ expansion of entertainment and sports betting through the creation of BetMGM. Mr. Hornbuckle’s previous positions with MGM Resorts include: Chief Marketing Officer, President and Chief Operating Officer of Mandalay Bay, Chief Operating Officer of MGM Resorts International-Europe, and President and Chief Operating Officer of MGM Grand Las Vegas. Mr. Hornbuckle is also a member of the board of directors of MGM Resorts, and serves as the chairman of the board of directors of MGM China Holdings, which operates resorts in Macau. Mr. Hornbuckle also currently serves as Chairman of the U.S. Travel and Tourism Advisory Board, which advises the U.S. Secretary of Commerce on policy, regulation, programs, and issues that impact the travel and tourism industry in the United States. Mr. Hornbuckle also is a board member and President of T-Mobile Arena (a joint venture with AEG) and helped bring Las Vegas its first professional sports team through the establishment of the NHL’s Golden Knights. From 2016 to 2021, Mr. Hornbuckle was a member of the Clark County Stadium Authority Board, where he helped develop the Las Vegas NFL Stadium Project as part of a successful effort to attract an NFL team, the Raiders, to Las Vegas, and bring a WNBA team, the Aces, to Las Vegas. Mr. Hornbuckle also serves on the Board of Trustees for Three Square Food Bank and on the Board of Directors for the Fulfillment Fund. Mr. Hornbuckle received a Bachelor of Science degree in Hotel Administration from the University of Nevada, Las Vegas (UNLV), and has endowed a scholarship for students pursuing hospitality degrees at UNLV.
Election Procedures
Assuming the presence of a quorum at the Annual Meeting, the directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the three (3) nominees receiving the highest number of votes will be elected. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominee(s). “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect of the election of the nominees. In accordance with our Articles of Incorporation, stockholders are not entitled to cumulate their votes in the election of directors (or for any other decision).
Shares of our Common Stock represented by proxy will be voted in accordance with applicable instructions. In the absence of instructions to the contrary, completed proxy cards that do not specify how shares should be voted with respect to the election of directors will be voted FOR the election of each nominee for Class I Directors listed above.
If a nominee becomes unavailable to serve as a Class I Director for any reason before the election, the shares of Common Stock represented by proxy will be voted for such other person, if any, as may be designated by our Board of Directors. Alternatively, in lieu of designating a substitute, our Board of Directors may reduce the number of directors of our Company. Our Board of Directors has no reason to believe that any of the nominees for Class I Directors listed above will be unavailable to serve as a Class I Director. All of the nominees for Class I Directors listed above have consented to being named herein and to serve as a Class I Director if elected.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE RE-ELECTION TO OUR BOARD OF DIRECTORS OF
EACH OF THE THREE (3) NOMINEES FOR CLASS I DIRECTORS LISTED ABOVE.

PROPOSAL 2 — RATIFICATION OF
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors (which we refer to as the “Audit Committee”) has approved the engagement of RSM US LLP to be the independent registered public accounting firm for our Company for the year ending December 31, 2026. Pursuant to the recommendation of the Audit Committee, our Board of Directors has appointed RSM US LLP as the independent registered public accounting firm for our Company for the year ending December 31, 2026. Our Board of Directors is seeking stockholder ratification of the appointment of RSM US LLP for the 2026 fiscal year. Stockholder ratification of the appointment of RSM US LLP as the independent registered public accounting firm for our Company for the 2026 fiscal year is not required by our governing documents, state law or otherwise. However, our Board of Directors is submitting the appointment of RSM US LLP to our stockholders for ratification as a matter of good corporate governance. If the stockholders do not ratify the appointment at the Annual Meeting, the Audit Committee may consider this information when determining whether to retain RSM US LLP for future services. Even if the appointment of RSM US LLP is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it is determined that such a change would be in the best interests of our Company.
In connection with the Annual Meeting, stockholders are being asked to consider and act upon a proposal to ratify the appointment of RSM US LLP as the independent registered public accounting firm for our Company for the year ending December 31, 2026. A stockholder may: (1) vote FOR the proposal; (2) vote AGAINST the proposal; or (3) ABSTAIN from voting on the proposal. Assuming a quorum is present, the affirmative vote of a majority of the votes cast on the matter at the Annual Meeting is required to ratify the appointment of RSM US LLP as the independent registered public accounting firm for our Company for the year ending December 31, 2026. Broker non-votes and abstentions are voted neither “for” nor “against”, and have no effect on the vote on this Proposal 2. Shares represented by proxy will be voted in accordance with applicable instructions. In the absence of instructions to the contrary, completed proxy cards that do not specify how shares should be voted with respect to the ratification of the appointment of RSM US LLP will be voted FOR the ratification.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE
APPOINTMENT OF RSM US LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR OUR COMPANY FOR THE YEAR ENDING DECEMBER 31, 2026.

PROPOSAL 3 — APPROVAL OF THE ADOPTION OF THE 2026 INCENTIVE COMPENSATION PLAN
Our stockholders are being asked to approve the adoption of the GBank Financial Holdings Inc. 2026 Incentive Compensation Plan (which we refer to as the “2026 Incentive Compensation Plan”), which will replace the 2016 Equity Incentive Plan (which we refer to as the “2016 Equity Incentive Plan”) due to its expiration. The 2026 Incentive Compensation Plan was approved and adopted by our Board of Directors, upon the recommendation of the Compensation Committee.
The 2026 Incentive Compensation Plan will provide for the granting of equity-based awards, including our Common Stock, restricted stock, restricted stock units, options to purchase shares of our Common Stock, stock appreciation rights, and performance awards. The 2026 Incentive Compensation Plan also allows for the granting of cash awards. We believe that the 2026 Incentive Compensation Plan will benefit our compensation structure and strategy, as well as help us to attract and retain directors, officers, employees and other service providers, which is material to our success. We also believe that the ability to set specific objective performance standards which must be achieved by us is an important component of an executive compensation program that can better align the interests of our directors, executives, officers, and employees with those of our stockholders.
We encourage stockholders to consider the following summarized factors and the information provided when evaluating this Proposal 3:

FACTORS TO CONSIDER
✔	Our philosophy is to promote an ownership culture among our directors, officers, and employees.
✔	We believe that stock ownership aligns the interests of our directors, officers, and employees more closely with those of our stockholders.
✔	We encourage stock ownership by our directors and executive officers.
✔	Long-term incentive awards are critical in our compensation structure.
✔	We intend to grant awards to employees who are key contributors to our success and whose performance influences our long-term results.
✔	Awards granted under the 2026 Incentive Compensation Plan have a minimum vesting period of one year, absent special circumstances.
✔	Awards granted under the 2026 Incentive Compensation Plan have “double-trigger” vesting in the event of a change in control.

Our Board of Directors and the Compensation Committee believe that stockholder support and approval of this proposal will enable us to continue to attract and retain the highest caliber of directors, officer and employees within our industry, link incentive awards to our performance, encourage director, officer and employee stock ownership, and more closely align the interests of our directors, officers and employees with those of our stockholders. The Compensation Committee anticipates that the 1,300,000 shares of our Common Stock authorized under the 2026 Incentive Compensation Plan will provide us with flexibility to continue to grant equity awards under the 2026 Incentive Compensation Plan through approximately 2028 (reserving sufficient shares to cover potential payment of performance-based awards at maximum payment levels). However, this is only an estimate, in our judgment, based on current circumstances. The total number of shares that are subject to grants of incentive awards under the 2026 Incentive Compensation Plan in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of our Common Stock (since lower stock prices generally require that more shares be issued to produce awards of the same fair value as of the grant date), the need to attract, retain and incentivize key talent, changes in the compensation practices of our competitors or changes in compensation practices in the market generally, changes in the number of our officers and/or employees, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the type of awards we will grant under the 2026 Incentive Compensation Plan, the number of shares that become available for new awards pursuant to the terms of the 2026 Incentive Compensation Plan (for example, as a result of award forfeitures), whether and the extent to which any applicable performance-based vesting requirements are satisfied, and how we choose to balance total compensation between cash and equity-based awards.
We believe that the long-term component of our incentive compensation program should be aligned with stockholders, and strongly prefer the attributes of equity-based incentives. If stockholder approval for this proposal is not obtained, we may be unable to implement the long-term incentive component of our compensation program. Without the ability to use equity-based incentives, we would be required to replace stock compensation with the equivalent in cash incentives in order to maintain a competitive compensation program. We believe that cash incentive programs generally offer less of an opportunity to link and align executive compensation directly with stockholder interests. In years when performance targets are exceeded, the use of cash incentive programs could greatly impact our net income.
If approved by our stockholders, the 2026 Incentive Compensation Plan will increase the aggregate share reserve from 1,000,000 shares available under the 2016 Equity Incentive Plan to 1,300,000 shares available under the 2026 Incentive Compensation Plan. Additionally, the following is a summary of certain material differences between the 2026 Incentive Compensation Plan and the 2016 Equity Incentive Plan:
•	The 2026 Incentive Compensation Plan provides for “double-trigger” vesting of awards in the event of a change in control.
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The 2026 Incentive Compensation Plan provides that, except for certain limited situations, all awards granted under the 2026 Incentive Compensation Plan will generally be subject to a minimum vesting period of one year.

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The 2026 Incentive Compensation Plan limits the shares that are added back to the authorized share pool under the 2026 Incentive Compensation Plan to shares subject to awards that are forfeited, expired, or otherwise terminated without the issuance of shares.

•	The 2026 Incentive Compensation Plan includes a limitation whereby the value of all awards to any non-employee director may not exceed $300,000 in any fiscal year.
•	The 2026 Incentive Compensation Plan includes clawback provisions that permit awards, shares, and/or benefits to be forfeited or reimbursed upon the occurrence of certain events.
Summary of the 2026 Incentive Compensation Plan
The following is a summary of certain principal features of the 2026 Incentive Compensation Plan. The summary, however, does not purport to be a complete description of all the provisions of the 2026 Incentive Compensation Plan and is subject in all respects to the actual 2026 Incentive Compensation Plan document, a copy of which is attached hereto as Annex A. We urge you to carefully read the 2026 Incentive Compensation Plan before voting on this proposal.
Administration of the 2026 Incentive Compensation Plan
The 2026 Incentive Compensation Plan will be administered by the Compensation Committee, provided, however, that, except as otherwise expressly provided in the 2026 Incentive Compensation Plan, our Board of Directors may elect to exercise any power or authority granted to the Compensation Committee under the 2026 Incentive Compensation Plan. Subject to applicable law, the Compensation Committee may delegate certain of its authority under the 2026 Incentive Compensation Plan to our Chief Executive Officer or such other executive officers as the Compensation Committee deems appropriate.
Subject to the terms of the 2026 Incentive Compensation Plan, the Compensation Committee will be authorized to (i) select eligible persons to receive awards (which includes our directors, officers, employees, consultants, and independent contractors, and persons expected to become our directors, officers, employees, consultants, and independent contractors), (ii) grant awards, (iii) determine the type, number and other terms and conditions of, and all other matters relating to, awards, (iv) prescribe award agreements (which need not be identical for each participant) and the rules and regulations for the administration of the 2026 Incentive Compensation Plan, (v) construe and interpret the 2026 Incentive Compensation Plan and award agreements, (vi) correct defects, supply omissions or reconcile inconsistencies in the 2026 Incentive Compensation Plan, and (vii) make all other decisions and determinations as the Compensation Committee may deem necessary or advisable for the administration of the 2026 Incentive Compensation Plan. Decisions of the Compensation Committee will be final, conclusive and binding on all persons or entities, including our Company, the Bank, any other subsidiary, any participant or beneficiary, any transferee under the 2026 Incentive Compensation Plan, or any other person claiming rights from or through any of the foregoing persons or entities.
Share Authorization
The total number of shares of our Common Stock subject to awards that will be reserved and available for issuance under the 2026 Incentive Compensation Plan will be 1,300,000 shares (representing approximately 9% of the total number of fully-diluted shares of our Common Stock as of the date of this Proxy Statement). The number of shares of our Common Stock available under the 2026 Incentive Compensation Plan will be reduced by the sum of the aggregate number of shares of our Common Stock which become subject to outstanding awards granted under the 2026 Incentive Compensation Plan. To the extent that shares of our Common Stock subject to an outstanding award granted under the 2026 Incentive Compensation Plan are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award, or the settlement of such award in cash, then such shares of our Common Stock generally will again become available under the 2026 Incentive Compensation Plan.
In the event of any equity restructuring that causes the per share value of shares of our Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, then the Compensation Committee will appropriately adjust the number and class of securities available under the 2026 Incentive Compensation Plan and the terms of each outstanding award under the 2026 Incentive Compensation Plan. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization or partial or complete liquidation, the Compensation Committee may make such equitable adjustments as it determines to be appropriate and equitable to prevent dilution or enlargement of rights of participants. The decision of the Compensation Committee regarding any such adjustment will be final, binding and conclusive.
Eligibility
Full or part-time officers, employees, non-employee directors, and other key persons (including consultants) as selected from time to time by the Compensation Committee in its discretion are eligible to participate in the 2026 Incentive Compensation Plan; provided, however, that only employees of our Company or our subsidiaries are eligible to receive incentive stock options. As of the date of this Proxy Statement, approximately 184 employees and 12 non-employee directors of our Company and the Bank would be eligible to participate in the 2026 Incentive Compensation Plan.
Per Person Limitations
The 2026 Incentive Compensation Plan contains a limitation whereby the value of all awards under the 2026 Incentive Compensation Plan to any non-employee director for services as a non-employee director may not exceed $300,000 in any fiscal year.
Restricted Stock and Restricted Stock Units
Under the 2026 Incentive Compensation Plan, the Compensation Committee will be authorized to grant shares of restricted stock and restricted stock units. Grants of shares of restricted stock will be subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose, including time- or performance-based restrictions, or both. A participant granted shares of restricted stock generally has all of the rights of a stockholder of our Company (including voting and dividend rights), unless otherwise determined by the Compensation Committee.
An award of restricted stock units confers upon a participant the right to receive shares of our Common Stock or cash equal to the fair market value of the specified number of shares of our Common Stock covered by the restricted stock units at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose. An award of restricted stock units carries no voting or other rights associated with share ownership prior to settlement.
Stock Options and Stock Appreciation Rights
Under the 2026 Incentive Compensation Plan, the Compensation Committee will be authorized to grant (i) stock options, including both incentive stock options (which we refer to as “ISOs”) that are intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), and non-qualified stock options, and (ii) stock appreciation rights, entitling the participant to receive the amount by which the fair market value of a share of our Common Stock on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share of our Common Stock subject to an option and the grant price of a stock appreciation right are to be determined by the Compensation Committee; provided, that the exercise price per share of an option and the grant price of a stock appreciation right may not be less than 100% of the fair market value of a share of our Common Stock on the date the option or stock appreciation right is granted. An option granted to a person who owns or is deemed to own shares of our capital stock representing 10% or more of the voting power of all classes of our capital stock (sometimes referred to as a “10% owner”) will not qualify as an ISO unless the exercise price for the option is not less than 110% of the fair market value of a share of our Common Stock on the date the ISO is granted.

The maximum number of shares of our Common Stock that may be delivered under the 2026 Incentive Compensation Plan as a result of the exercise of ISOs is 1,300,000 shares, subject to certain adjustments.
For purposes of the 2026 Incentive Compensation Plan, the term “fair market value” means the fair market value of shares of our Common Stock, awards under the 2026 Incentive Compensation Plan, or other property as determined under the terms of the 2026 Incentive Compensation Plan or under procedures established by the Compensation Committee, or as determined by the Compensation Committee. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment or service generally will be fixed by the Compensation Committee, except that no option or stock appreciation right may have a term exceeding 10 years, and no ISO granted to a 10% owner may have a term exceeding five years (to the extent required by the Code at the time of grant). Methods of exercise and settlement and other terms of options and stock appreciation rights will be determined by the Compensation Committee. Accordingly, the Compensation Committee may permit the exercise price of options awarded under the 2026 Incentive Compensation Plan to be paid in cash, shares of our Common Stock, other awards under the 2026 Incentive Compensation Plan, or other property. The Compensation Committee may grant stock appreciation rights in tandem with options (which we refer to as “tandem stock appreciation rights”) under the 2026 Incentive Compensation Plan. A tandem stock appreciation right may be granted at the same time as the related option is granted or, for options that are not ISOs, at any time thereafter before exercise or expiration of such option. A tandem stock appreciation right may only be exercised when the related option would be exercisable and the fair market value of the shares of our Common Stock subject to the related option exceeds the option’s exercise price. Any option related to a tandem stock appreciation right will no longer be exercisable to the extent the tandem stock appreciation right has been exercised, and any tandem stock appreciation right will no longer be exercisable to the extent the related option has been exercised.
Performance Awards
Under the 2026 Incentive Compensation Plan, the Compensation Committee will be authorized to grant performance awards to participants on terms and conditions established by the Compensation Committee. The performance criteria to be achieved during any performance period and the length of the performance period will be determined by the Compensation Committee upon the grant of the performance award. Performance awards may be valued by reference to a designated number of shares of our Common Stock (in which case they are referred to as “performance shares”) or by reference to a designated amount of property, including cash (in which case they are referred to as “performance units”). Performance awards may be settled by delivery of cash, shares of our Common Stock or other property, or any combination thereof, as determined by the Compensation Committee. Performance awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis in a manner that does not violate the requirements of Section 409A of the Code.
After the end of each performance period, the Compensation Committee will determine and certify whether the performance goals have been achieved. In determining the achievement of such performance goals, the Compensation Committee may, at the time the performance goals are set, require that those goals be determined by excluding the impact of (i) restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) change in accounting standards required by generally accepted accounting principles, or (iii) such other exclusions or adjustments as the Compensation Committee specifies at the time the award is granted.
The Compensation Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.
Other Stock-Based Awards
Under the 2026 Incentive Compensation Plan, the Compensation Committee will be authorized to grant other stock-based awards valued in whole or in part by reference to, or otherwise based on, shares of our Common Stock. The Compensation Committee will determine the terms and conditions of such other stock-based awards, including the number of shares of Common Stock to be granted pursuant to such other stock-based awards, the manner in which such other stock-based awards will be settled (e.g., in shares of our Common Stock, cash or other property), and the conditions to the vesting and payment of such other stock-based awards (including the achievement of performance objectives).

Cash Awards
The Compensation Committee is authorized to grant cash awards under the 2026 Incentive Compensation Plan as additional compensation or in lieu of other compensation for services to our Company or any related entity.
Other Terms of Awards
Except for certain limited situations, all awards granted under the 2026 Incentive Compensation Plan will generally be subject to a minimum vesting period of one year. Awards granted under the 2026 Incentive Compensation Plan may be settled in the form of cash, shares of our Common Stock, other awards, or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Compensation Committee may establish. The Compensation Committee will be authorized to place cash, shares of our Common Stock, or other property in trusts or make other arrangements to provide for payment of our obligations under the 2026 Incentive Compensation Plan. The Compensation Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our Common Stock or other property to be distributed will be withheld (or that previously acquired shares or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2026 Incentive Compensation Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Compensation Committee may, in its discretion, permit transfers, subject to any terms and conditions the Compensation Committee may impose pursuant to the express terms of an award agreement. A beneficiary, transferee, or other person claiming any rights under the 2026 Incentive Compensation Plan from or through any participant will be subject to all terms and conditions of the 2026 Incentive Compensation Plan and any award agreement applicable to such participant, except as otherwise determined by the Compensation Committee, and to any additional terms and conditions deemed necessary or appropriate by the Compensation Committee.
Awards under the 2026 Incentive Compensation Plan generally will be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Compensation Committee may, however, grant awards in exchange for other awards under the 2026 Incentive Compensation Plan, awards under other plans of our Company, or other rights to payment from our Company, and may grant awards in addition to and in tandem with such other awards, rights or other awards.
Acceleration of Vesting; Change in Control
Subject to certain limitations, the Compensation Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any award granted under the 2026 Incentive Compensation Plan. Unless otherwise provided in any award agreement, employment agreement or other agreement between the participant and our Company or any related entity, or otherwise through action of the Compensation Committee or our Board of Directors, as applicable, in the event of (i) a “change in control” of our Company (as defined under the 2026 Incentive Compensation Plan), and (ii) the participant’s termination for any reason other than cause within the two year period immediately following such change in control, (a) all awards held by such participant will become fully exercisable, will vest, and will be settled, as applicable, and any restrictions applicable to any award will automatically lapse, and (b) all performance awards will be considered to be earned at their target level, and any restrictions with respect to the target number of shares subject to a performance award will lapse.
The 2026 Incentive Compensation Plan provides that our obligations under the 2026 Incentive Compensation Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of our Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of our Company.
Subject to any limitations contained in the 2026 Incentive Compensation Plan relating to the vesting of awards in the event of any merger, consolidation or other reorganization in which our Company does not survive, or in the event of any “change in control”, the agreement relating to such transaction and/or the Compensation Committee may provide for: (i) the continuation of the outstanding awards by our Company, if our Company is a surviving entity, (ii) the assumption or substitution for outstanding awards by the surviving entity or its parent or subsidiary pursuant to the provisions contained in the 2026 Incentive Compensation Plan, (iii) full exercisability or vesting and accelerated expiration of the outstanding awards, or (iv) settlement of the value of the outstanding awards in cash or cash equivalents or other property followed by cancellation of such awards. The foregoing actions may be taken without the consent or agreement of a participant in the 2026 Incentive Compensation Plan and without any requirement that all such participants be treated consistently.
Clawback of Benefits
We may (i) cause the cancellation of any award, (ii) require reimbursement of any award by a participant or beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the 2026 Incentive Compensation Plan, or otherwise in accordance with our compensation recoupment policy or any other Company policies that currently exist or that may from time to time be adopted or modified in the future by our Company and/or applicable law (which we refer to as a “Clawback Policy”). Additionally, a participant may be required to repay to us certain previously paid compensation, whether provided under the 2026 Incentive Compensation Plan or an award agreement or otherwise, in accordance with any Clawback Policy. By accepting an award under the 2026 Incentive Compensation Plan, a participant is also agreeing to be bound by any existing or future Clawback Policy adopted by us, or any amendments that may from time to time be made to any Clawback Policy in the future by us in our discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements), and is further agreeing that all of the participant’s award agreements may be unilaterally amended by us, without the participant’s consent, to the extent that we, in our discretion, determine to be necessary or appropriate to comply with any Clawback Policy.
Other Adjustments
Under the 2026 Incentive Compensation Plan, the Compensation Committee will be authorized to make adjustments in the terms and conditions of, and the criteria included in, awards (i) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting our Company, any subsidiary or any business unit, or our financial statements, (ii) in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations, or business conditions, or (iii) in view of the Compensation Committee’s assessment of the business strategy of our Company, any subsidiary or business unit, performance of comparable organizations, economic and business conditions, personal performance of a participant, and any other circumstances deemed relevant.
Amendment; Termination
Our Board of Directors may amend, alter, suspend, discontinue or terminate the 2026 Incentive Compensation Plan or the Compensation Committee’s authority to grant awards without the consent of stockholders or participants or beneficiaries, except that stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our Common Stock may then be listed or quoted; provided, that, except as otherwise permitted by the 2026 Incentive Compensation Plan or an award agreement, without the consent of an affected participant, no such action by our Board of Directors may materially and adversely affect the rights of such participant under the terms of any previously granted and outstanding award. The Compensation Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any award theretofore granted and any award agreement relating thereto, except as otherwise provided in the 2026 Incentive Compensation Plan; provided, that, except as otherwise permitted by the 2026 Incentive Compensation Plan or award agreement, without the consent of an affected participant, no such action by the Compensation Committee or our Board of Directors may materially and adversely affect the rights of such participant under terms of such award.
The 2026 Incentive Compensation Plan will terminate at the earliest of (i) such time as no shares of our Common Stock remain available for issuance under the 2026 Incentive Compensation Plan, (ii) termination of the 2026 Incentive Compensation Plan by our Board of Directors, or (iii) the tenth anniversary of the effective date of the 2026 Incentive Compensation Plan. Awards outstanding upon termination or expiration of the 2026 Incentive Compensation Plan will remain in effect until they have been exercised or terminated, or have expired.
U.S. Federal Income Tax Consequences of Awards
The 2026 Incentive Compensation Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Nonqualified Stock Options
An optionee generally is not taxable upon the grant of a nonqualified stock option granted under the 2026 Incentive Compensation Plan. On exercise of a nonqualified stock option granted under the 2026 Incentive

Compensation Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of our Common Stock acquired on exercise of the option over the exercise price. If the optionee is an employee of our Company or a subsidiary, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his or her holding period for those shares will begin on that date.
If an optionee pays for shares of our Common Stock on exercise of an option by delivering shares, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if the optionee had paid the exercise price in cash. If a separate identifiable stock certificate or other indicia of ownership is issued for that number of shares equal to the number of shares or our Common Stock delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate or other indicia of ownership will be equal to his or her tax basis in the shares delivered, and the optionee’s holding period for those shares will include his or her holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares of our Common Stock received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.
We generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.
Incentive Stock Options
Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. Additionally, if the optionee holds shares of our Common Stock received on exercise of an ISO for at least two (2) years from the date the option was granted and at least one year from the date the option was exercised (which we refer to as the “Required Holding Period”), the difference, if any, between the amount realized on a sale or other taxable disposition of such shares and the holder’s tax basis in such shares will be long-term capital gain or loss.
If an optionee disposes of shares of our Common Stock acquired on exercise of an ISO before the end of the Required Holding Period (which we refer to as a “Disqualifying Disposition”), the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of such shares on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of such shares on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of such shares on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for such shares exceeds one year.
An optionee who exercises an ISO by delivering shares acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.
For purposes of the alternative minimum tax, the amount by which the fair market value of shares of our Common Stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of such shares in the year in which the option is exercised, there will be no adjustment with respect to such shares. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of shares of our Common Stock acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to such shares for alternative minimum tax purposes in the year the option is exercised.
We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of shares of our Common Stock acquired on exercise of an ISO after the Required Holding Period. However, if there is a Disqualifying Disposition of such shares, we generally are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.
Stock Awards
Generally, the recipient of a stock award will recognize ordinary compensation income at the time the shares of our Common Stock are received equal to the excess, if any, of the fair market value of the shares received over any amount paid by the recipient in exchange for the shares. If, however, the shares are not vested when they are received under the 2026 Incentive Compensation Plan (for example, if the recipient is required to work for a period of time in order to have the right to sell the shares), the recipient generally will not recognize income until the shares become vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the shares on the date they become vested over any amount paid by the recipient in exchange for the shares. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of the recipient’s receipt of the award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the shares on the date the award is granted over any amount paid by the recipient in exchange for the shares.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares of our Common Stock acquired as awards will be the amount paid for the shares plus any ordinary income recognized either when the shares are received or when the shares become vested. Upon the disposition of any shares of our Common Stock received as a stock award under the 2026 Incentive Compensation Plan, the difference between the sales price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.
We generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the recipient, provided that amount constitutes an ordinary and necessary business expense for us, is reasonable in amount, and is not precluded by the deduction limitations imposed by Section 162(m) of the Code, and either the recipient includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.
SARs
We may grant SARs, separate from any other award (which we refer to as “Stand-Alone SARs”), or SARs, along with any other award (which we refer to as “Tandem SARs”), under the 2026 Incentive Compensation Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.
With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of our Common Stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the shares on the day they are received over any amounts paid by the recipient for the shares.
With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of our Common Stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for Federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price.
In general, there will be no Federal income tax deduction allowed to us upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, we generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.
Dividend Equivalents
Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the amount received. We generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.
Section 409A of the Code
The 2026 Incentive Compensation Plan is intended to comply with Section 409A of the Code to the extent that such section would apply to any award under the 2026 Incentive Compensation Plan. Section 409A of the Code governs the taxation of deferred compensation. Any participant that is granted an award under the 2026 Incentive Compensation Plan that is deemed to be deferred compensation, such as a grant of RSUs that does not qualify for an exemption from Section 409A of the Code, and does not comply with Section 409A of the Code, could be subject to taxation on the award as soon as the award is no longer subject to a substantial risk of forfeiture (even if the award is not exercisable) and an additional 20% tax (and a further additional tax based upon an amount of interest determined under Section 409A of the Code) on the value of the award.
Section 280G Parachute Payments
The vesting of any portion of an award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in Section 280G of the Code. Any such parachute payments may be non-deductible to our Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).
Limitation on Deductions
Under Section 162(m) of the Code, our deduction for awards under the 2026 Incentive Compensation Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.
Importance of Consulting Tax Adviser
The information set forth above is a summary only and does not purport to be complete. Additionally, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on such recipient’s particular situation, each recipient should consult his or her tax adviser as to the Federal, state, local, foreign and other tax consequences of the grant or exercise of an award under the 2026 Incentive Compensation Plan or the disposition of shares of our Common Stock acquired as a result of an award.
Registration with the SEC
Subject to and following approval of the 2026 Incentive Compensation Plan by our stockholders, we intend to file with the SEC a Registration Statement on Form S-8 to register the issuance of shares of our Common Stock under the 2026 Incentive Compensation Plan.
Proposal Procedures
In connection with the Annual Meeting, stockholders are being asked to consider and act upon a proposal to approve the 2026 Incentive Compensation Plan. A stockholder may: (1) vote FOR the proposal; (2) vote AGAINST the proposal; or (3) ABSTAIN from voting on the proposal. Assuming a quorum is present, the affirmative vote of a majority of the votes cast on the matter at the Annual Meeting is required to approve the adoption of the 2026 Incentive Compensation Plan. Broker non-votes and abstentions are voted neither “for” nor “against”, and have no effect on the vote on this Proposal 3. Shares represented by proxy will be voted in accordance with applicable instructions. In the absence of instructions to the contrary, completed proxy cards that do not specify how shares should be voted with respect to the approval of the adoption of the 2026 Incentive Compensation Plan will be voted FOR the approval.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO
APPROVE THE ADOPTION OF THE 2026 INCENTIVE COMPENSATION PLAN.

CORPORATE GOVERNANCE
General
Our Board of Directors has set the number of directors of our Company at nine (9). In the event that the authorized number of directors is fixed at nine (9) or more, our Board of Directors shall be divided into three classes: Class I, Class II, and Class III, each consisting of a number of directors as nearly as practicable to one-third of the total number and directors, serving staggered three-year terms. Directors comprising one Class of our Board of Directors are nominated for election or re-election by our stockholders at each annual meeting of stockholders for a term of three years, and the elected directors of such Class hold office until their respective successor or successors are elected and qualified or until their earlier death, resignation or removal from office.
Continuing Directors
A brief description of the background of each of our continuing Class II Directors and Class III Directors, together with a summary of the experience, qualifications, attributes and skills that supported our Board of Directors’ determination that such individual should serve as a director, is set forth below.
Similar information has been provided under “Proposal 1 — Election of Directors—Nominees for Election as Class I Directors” above for each of A. Lee Finley, Charles W. Griege, Jr. and William J. Hornbuckle, as nominees for election as Class I Directors at the Annual Meeting.
Continuing Class II Directors with Terms Ending in 2027
Edward M. Nigro – Executive Chairman of our Board of Directors and our Chief Executive Officer – Director Since 2017 – Age 83. Edward M. Nigro, has served as the Executive Chairman of our Board of Directors since December 2017, and as the Chief Executive Officer of our Company since September 2025, and has also served as the Executive Chairman of the Bank Board since July 2007, and as the Chief Executive Officer of the Bank since August 2025. Mr. E. Nigro is also the President of Omega Industries, Inc., an investment management firm. Mr. E. Nigro has been actively engaged in the development, ownership, and operation of real estate in Las Vegas since 1979, and as an investor and manager in healthcare and diversified business enterprises since 1984. Mr. E. Nigro’s construction firm, Nigro Associates, has developed and constructed commercial and residential projects in Nevada, Arizona, Louisiana, Oregon, and California. Prior to our Company, Mr. E. Nigro served as a director and the chairman of the Audit Committee of Western Alliance Bancorporation (a New York Stock Exchange multibank holding company with over $4 billion in assets) and of BankWest of Nevada since their inception in 1995 and 1994, respectively, until his resignation from both companies in July 2006. Mr. E. Nigro previously served as vice chairman of the board of directors of the First Tee of Monterey County, served as chairman of the Audit Committee of the Monterey Peninsula Foundation, and served as a member of the Advisory Board of Habitat for Humanity, Las Vegas. From 1993 through its sale in 1996, Mr. E.Nigro was a principal stockholder and the chief executive officer, and a member of the Board of Directors of Prime Holdings, Inc., which was then the largest privately held healthcare delivery concern in Nevada. Previously, he held numerous senior management positions at Del Webb Corporation, including chief operations officer and director for that company’s six hotel-casino properties, with annual revenues in excess of $400 million. Mr. E. Nigro has served as a member of the Board of Directors of Elsinore Corporation (owner of the Four Queens Hotel & Casino) and of Sierra Nevada Gaming Corporation. Mr. E. Nigro has also been active in numerous philanthropic organizations, including Boy Scouts of America, the United Way Casino Campaign Division (as its Chairman), the Las Vegas Chamber of Commerce (as its Vice President and a member on its board of directors), the Nevada Resort Association (as a director and a member of its executive committee,) the Variety Club of Las Vegas (as its Chairman,) and the Muscular Dystrophy Association. Mr. E. Nigro has also served as a commissioned officer with the United States Air Force, where he was awarded the Air Medal for combat missions in Vietnam, two commendation medals for Meritorious Service, the Vietnam Campaign Medal (for four campaigns), and the Vietnam Service Medal. Mr. E. Nigro received a Bachelor of Arts degree in History from Holy Cross College.
Michael C. Voinovich – Director Since 2017 – Age 52. Michael C. Voinovich has served as a director on our Board of Directors since December 2017, and as a director on the Bank Board since April 2015. Mr. Voinovich is Executive Vice President of ECHO Health, Inc., one of America’s leading payment processing companies, where he oversees its venture capital and corporate investment portfolios. Mr. Voinovich joined ECHO Health, Inc. in 2019 after a 20-year career in financial services, most recently as Managing Director of Investment Banking of

Boenning & Scattergood, Inc., specializing in capital raising and providing merger advisory services for financial services companies. Mr. Voinovich has also served as a member of the Board of Managers of DPX Payments, LLC, a provider of digital payment solutions, since February 2023, as a director of Anchor Bancorporation, Inc. and its wholly owned subsidiary, Anchor State Bank, since August 2020, as a director of Middlefield Banc Corp. (NASDAQ: MBCN) and its wholly owned subsidiary, The Middlefield Banking Company, since May 2020, and as a director of RSI, LLC, a specialized employment search firm focused on placing neurologists and neurosurgeons across the United States, since November 2019. Mr. Voinovich received a Bachelor of Science degree in Business Administration from John Carroll University.
James K. Sims – Director Since 2020 – Age 79. James K. Sims has served as a director on our Board of Directors since January 2020. Mr. Sims is a seasoned operator, entrepreneur, and investor with over 30 years of experience in building successful companies and creating shareholder value. Mr. Sims has also served as chairman of the board of directors of Airgain, Inc. since November 2003, and previously served as its interim Chief Executive Officer from May 2018 to March 2019, and as its Executive Chairman from October 2018 to March 2019. Mr. Sims’ accomplishments as an investor and entrepreneur include the founding of Silicon Valley Data Science, a “big data” solutions provider and technology firm, in 2012, and the founding of GEN3 Capital, a private equity fund to invest in technology-rich opportunities, in 2005. Since 2005, through GEN3 Capital and other initiatives, Mr. Sims was also instrumental in founding or expanding numerous start-up enterprises, including Airgain, Specialists On Call (a provider of telemedicine services), and EPAY Systems (a provider of distributed labor time and management solutions). Mr. Sims’ accomplishments as an operator include the founding of GEN3 Partners to focus on the business of corporate innovation in 1999. Leveraging his expertise in consulting and intellectual property and his extensive background in the venture community, Mr. Sims also launched several subsidiaries of GEN3 Partners based on technologies developed through its proprietary innovation methodology. Prior to GEN3 Partners, Mr. Sims founded Cambridge Technology Partners in 1991 and led the firm to $625 million in annual revenue, 4,500 employees, and international prominence as a leading systems-integration company. CTP pioneered the fixed-price, fixed-time custom application development model for enterprise clients, and in 2001, CTP, then a publicly traded company, was purchased by Novell, Inc. Mr. Sims graduated from Electronics School in the U.S. Navy and the Advanced Management Program at Harvard Business School.
Continuing Class III Directors with Terms Ending in 2028
Timothy P. Herbst – Director Since 2025 – Age 62. Timothy P. Herbst has served as a director on our Board of Directors since October 2025, and as a director on the Bank Board since July 2007. Mr. Herbst has also been the President of Terrible Herbst Inc. since 1985, where he oversees the operation of over 200 gas station and convenience store locations in Nevada, California, Utah, Arizona and New Mexico. Mr. Herbst has also been the President of Terribles Gaming since 2009, where he focuses on providing 3,000 gaming machines in restricted and non-restricted casinos in Nevada. Mr. Herbst served as a director of Nevada First Bank from 1999 to 2006. Additionally, he served as State President of the Nevada Petroleum Marketers Association and as Nevada Director of Petroleum Marketers Association of America (PMAA) Nevada. Mr. Herbst received a Bachelor of Science degree in Business Administration from the University of Southern California.
Kathryn S. Lever – Director Since 2019 – Age 57. Kathryn S. Lever has served as a director on our Board of Directors since April 2019. Ms. Lever serves as General Counsel and Chief Administrative Officer of Great Canadian Gaming Corporation, a portfolio company of Apollo Global Management and the largest casino enterprise in Canada. Prior to Great Canadian Gaming Corporation, Ms. Lever held pivotal positions as Chief Legal Officer or General Counsel to some of the gaming industry’s most prominent companies, including Scientific Games (NASDAQ:SGMS) and its acquired entities, Bally Technology (NYSE:BYI) and SFHL Entertainment (NASDAQ:SHFL), where she spearheaded the legal strategy for more than $6.4 billion of strategic mergers and acquisitions. In Ms. Lever’s capacity as General Counsel & Executive Vice President of Baha Mar, a luxury resort and casino in the Bahamas, she established the foundational structure for its legal, regulatory, compliance, and surveillance functions. Ms. Lever was previously the first general counsel of Everi Payments Inc. (NYSE:EVRI), guiding the company through its initial listing on the NYSE, as well as a partner in the Las Vegas office of Shreck Brignone Godfrey. Ms. Lever is also an independent Director of GeoComply Solutions, an international leader in geolocation compliance, fraud prevention and cybersecurity solutions. Ms. Lever has been an Adjunct Professor and a member of the Gaming Law Advisory Board at the UNLV William S. Boyd School of Law, a Board Member and Advisory Member of Global Gaming Women, a Counsellor and former President of the International Association of Gaming Advisors, a committee member of the William Hill USA Charitable Foundation, and Chair of the Executive

Committee of the Southern Nevada Chapter of Go Red for Women. Ms. Lever received a Bachelor of Laws degree from the University of Windsor Faculty of Law, and studied International Relations at the University of British Columbia.
Todd A. Nigro – Director Since 2020 – Age 58. Todd A. Nigro has served as a director on our Board of Directors since December 2020, as the Vice Chairman of our Board of Directors since August 2024, and as a director on the Bank Board since March 2017. Mr. T. Nigro is the President of Nigro Development LLC where he focuses on providing a comprehensive solution to the development, construction, leasing, and management of many different types of commercial real estate assets, including master-planned business parks, neighborhood shopping centers, boutique hotels, specialized medical buildings, and neighborhood taverns with both restaurant and gaming operations. Mr. T. Nigro maintains contractors, real estate brokerage, property management, and liquor and gaming licenses in the State of Nevada. Mr. T. Nigro has served as both Chairman and a member of the board of directors of Habitat for Humanity Las Vegas, Inc., a non-profit organization that provides home ownership opportunities for low-income families, has served as both Chairman and a member of the City of Las Vegas Planning Commission, and has also developed affordable housing in the Downtown Redevelopment Area through a public/private partnership with the City of Las Vegas. Prior to Nigro Development, Mr. T. Nigro worked in the investment banking industry for Salomon Brothers Inc. as a financial analyst in the corporate finance department. Mr. T. Nigro received a Bachelor of Science degree in Business Administration with a dual emphasis in both Finance and Entrepreneurship from the University of Southern California School of Business.
Executive Officers Who Are Not Directors
Jeffery E. Whicker – Executive Vice President and Chief Financial Officer (our Company and the Bank) – Age 54. Jeffery E. Whicker has served as our Executive Vice President, Chief Financial Officer and Treasurer, and as the Executive Vice President and Chief Financial Officer of the Bank, since April 2021. Mr. Whicker has over 20 years of banking experience, pursuant to which he has overseen the operations of corporate financial systems, including general accounting, profitability measurement, internal auditing, risk management, SBA loans, mortgage loans, and mergers and acquisitions. Mr. Whicker began his career working in assurance services with Deloitte and Touche where he was able to develop his accounting and finances skills. Prior to joining our Company and the Bank, Mr. Whicker served as the Chief Financial Officer of several different banks, including Ameriprise Bank, Greystone Bank and West Town Bank and Trust. Mr. Whicker has led finance teams in organizations from start-ups to companies with over $14 billion in net assets, and has also led accounting teams through five acquisitions ranging in size from $200 million to $3.3 billion in assets. Mr. Whicker was also a founding member of the board of directors of the South East Bankers Affinity Group where he also served two terms as President of the organization. Mr. Whicker received an M.B.A., and a Bachelor of Science degree in Accounting, from the University of Utah, and is also a licensed Certified Public Accountant in the state of Utah.
Tara A. Campbell – Executive Vice President and Chief Operating Officer (the Bank) – Age 46. Tara A. Campbell has served the Executive Vice President and Chief Operating Officer of the Bank since April 2023, where she plays a pivotal role in guiding the Bank’s operations and strategic growth. With over 25 years of operational experience in banking, Ms. Campbell has established herself as a proven leader with a track record of driving innovation and efficiency. Prior to joining the Bank, Ms. Campbell managed several cross-functional teams as the Executive Vice President and Director of Operations at Dallas Capital Bank. Ms. Campbell has also held several key operational positions at leading financial institutions, managing a variety of teams, including SBA lending, deposit operations, retail banking, loan operations, client services, treasury management, and product implementation. Ms. Campbell received a MBA, and a Bachelor of Science degree in Finance, from the University of Texas at Dallas.
Nancy M. DeCou – Executive Vice President and Chief SBA Officer (the Bank) – Age 68. Nancy M. DeCou has served as Executive Vice President and Chief SBA Officer of the Bank since May 1, 2015. Ms. DeCou is a veteran of the banking industry with over 40 years of commercial banking experience. Prior to joining the Bank, Ms. DeCou was the Chief Credit Officer of First Security Bank of Nevada, and prior to First Security Bank of Nevada, she was the Chief Credit Officer of Partners Bank of California, and prior to Partners Bank of California, she was the Chief Credit Officer of Desert Community Bank. Ms. DeCou has established Small Business Administration (“SBA”) lending departments at multiple banks and received SBA Preferred Lender Program status for each. As a champion of small business lending and government guaranteed lending programs, Ms. DeCou has been honored as SBA Financial Services Advocate of the Year and was recipient of the Spirit of the Entrepreneur Award from California State University in San Bernardino. Ms. DeCou is active with the National Association of

Government Guaranteed Lenders, and has served on their National Education Committee. In addition to receiving a Congressional Honors Award for Promotion of Small Business Lending, Ms. DeCou also previously served as Vice-Chairman for the Enterprise Funding CDC in Redlands, California. Ms. DeCou attended the Pacific Coast Banking School at University of Washington, where she later served as Alumni Associate Director of Faculty.
Scot M. Levine – Executive Vice President and Chief Risk Officer (the Bank) – Age 47. Scot M. Levine has served as Executive Vice President and Chief Risk Officer of the Bank since April 2024. Mr. Levine has over 14 years of experience working within and advising consumer and commercial financial institutions, including Experian, BMO Harris Bank, Discover Bank, Credit One Bank, and KPMG LLP, and has a proven track record of developing, testing, and maturing the risk management and compliance programs of such financial institutions. Mr. Levine is a seasoned compliance and risk officer with expertise in risk management, compliance management systems, enterprise risk management, and lending, deposits, privacy and marketing (including digital) regulations. Mr. Levine received a Juris Doctorate degree from John Marshal Law School, and a Bachelor of Arts degree in Communications from the University of Arizona.
Hilary R. Sledge-Sarnor – Executive Vice President, General Counsel and Corporate Secretary (Company and GBank) – Age 44. Hilary R. Sledge-Sarnor has served as our Executive Vice President, General Counsel and Corporate Secretary, and as the Executive Vice President, General Counsel and Corporate Secretary of the Bank, since October 2025. In this role, she oversees the Company’s legal, regulatory, and corporate governance functions, including securities law compliance and reporting, board governance, and strategic transactions. Ms. Sledge-Sarnor has 20 years of legal and financial services experience. Ms. Sledge-Sarnor was previously a Shareholder in the Financial Regulatory and Compliance and Debt Finance groups at Greenberg Traurig, LLP, advising banks, fintech and payments companies, and digital asset firms on complex regulatory, transactional, corporate governance and capital markets matters. Previously, she spent nearly a decade at MUFG Bank, Ltd. and MUFG Union Bank, N.A. where she advised on regulatory, transactional, corporate governance and strategic matters, including the $8B sale of the assets of Union Bank to U.S. Bank, N.A. Ms. Sledge-Sarnor is a frequent speaker and author Ms. Sledge-Sarnor received a Juris Doctorate degree from Santa Clara University School of Law, and a Bachelor of Arts degree in Political Science from Barnard College, Columbia University.
Jason Amos – Executive Vice President and Chief Technology Officer (GBank) – Age 47. Jason Amos has served as Executive Vice President and Chief Technology Officer of the Bank since December 2025. Mr. Amos has over 20 years of experience leading the design, development, and operation of large-scale technology platforms across global enterprises, including Microsoft Corporation, Intel Security (McAfee), and Dell Technologies, and has served as chief technology officer for technology and fintech companies. Mr. Amos has a proven track record of building and scaling secure, regulated platforms within complex enterprise environments. His background spans cloud infrastructure, cybersecurity, artificial intelligence, and machine learning (including large-scale language model applications), payment infrastructure, and the development of private cloud and data center systems. Mr. Amos focuses on modernizing payments infrastructure and strengthening technology governance in support of regulated financial institution operations. Mr. Amos received a Bachelor of Science degree in Computer Science from the University of Memphis.
Board Meetings
Our Board of Directors met four (4) times during the fiscal year ended December 31, 2025. Two (2) of these four (4) meetings were held jointly with the Bank Board. No director attended fewer than 75% of the total number of Board meetings and Committee meetings on which he or she served (during the period in which he or she served) that were held during the fiscal year ended December 31, 2025.
Attendance at Annual Meetings of Stockholders
We do not have a written policy regarding director attendance at annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. Edward M. Nigro, Todd A. Nigro, Charles W. Griege, Jr., William J. Hornbuckle, Kathryn S. Lever, James K. Sims, and Michael C. Voinovich attended the 2025 Annual Meeting of Stockholders.
Board Independence
Applicable listing rules (which we refer to as the “Nasdaq Listing Rules”) of the Nasdaq Stock Market LLC (which we refer to as “Nasdaq”) require a majority of the board of directors of a listed company to be comprised of

“independent directors”, as defined under the Nasdaq Listing Rules, within one (1) year of listing. The Nasdaq Listing Rules, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors.
Our Board of Directors has undertaken a review of the independence of each director based upon the Nasdaq Listing Rules and the applicable rules of the SEC, and has considered the relationships that each director has with our Company, including the transactions described under the section entitled “Certain Relationships and Related Party Transactions” in this Proxy Statement. Applying these standards, and based on information provided by each director concerning such director’s background, employment and affiliations, our Board of Directors has determined that each of A. Lee Finley, Charles W. Griege, Jr., Timothy P. Herbst, William J. Hornbuckle, Kathryn S. Lever, James K. Sims and Michael C. Voinovich is an independent director, as defined under the applicable rules, and do not have a relationship that would interfere with the exercise of such director’s independent judgment in carrying out the duties and responsibilities of a director. In making each such determination, our Board of Directors considered the relationships that such non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining such director’s independence, including the beneficial ownership of our capital stock by such non-employee director.
Additionally, our Board of Directors has further determined that each of Edward M. Nigro and Todd A. Nigro does not qualify as an independent director because Edward M. Nigro is an executive officer of our Company, and Todd A. Nigro is the son of Edward M. Nigro (i.e., a family member of an executive officer of our Company).
Board Leadership Structure
The Executive Chairman of our Board of Directors also serves as our Chief Executive Officer. Our Board of Directors believes this leadership structure to be effective for our Company given the constructive and cooperative relationship between the independent directors and executive management, which allows our Board of Directors to carry out its oversight duties. Our Board of Directors believes that it is important to have an active, engaged and independent Board of Directors. As required by the Nasdaq Listing Rules and as determined by our Board of Directors, each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee is comprised solely of directors who are independent, as defined under the Nasdaq Listing Rules. Additionally, in order to ensure that the independent directors are not inappropriately influenced by management, the non-management members of our Board of Directors meet in executive sessions, without management, in conjunction with each regularly scheduled meeting of our Board of Directors and its Committees, and otherwise as deemed necessary.
Our Board of Directors’ Role in Risk Management and Oversight
Our Board of Directors is responsible for overseeing our risk management. The role of our Board of Directors in our Company’s risk oversight process includes receiving regular reports from members of executive management on areas of material risk to our Company, including operational, financial, credit, legal, regulatory, strategic, and reputational risks. Our Board of Directors helps ensure that management is properly focused on risk by, among other things, reviewing and discussing these reports, as well as our risk identification, risk management and risk mitigation strategies, with the appropriate “risk owner(s)” within management.
The Committees of our Board of Directors also have responsibility for risk oversight in specific areas. The Audit Committee assists our Board of Directors in fulfilling its responsibilities with respect to general oversight of the integrity of our Company’s financial statements, compliance with legal and regulatory requirements that may have a material impact on our Company’s financial statements, evaluation of the independent registered public accounting firm for our Company, including such firm’s qualifications and independence, and review of the performance of our Company’s internal audit and financial risk assessment processes and function. The Nominating and Corporate Governance Committee of our Board of Directors (which we refer to as the “Nominating and Corporate Governance Committee”) oversees the nomination process and evaluation of our Board of Directors, and is responsible for overseeing our corporate governance policies and principles. The Compensation Committee of our Board of Directors (which we refer to as the “Compensation Committee”) assesses and monitors risks in our compensation program. When a Committee receives a report from executive management, the Chairman of such Committee reports on the discussion between such Committee and management to the full Board of Directors at the next Board meeting. This enables our Board of Directors and its Committees to coordinate their risk oversight responsibilities, particularly with respect to risk interrelationships.

Committees of the Board
We conduct business through meetings of our Board of Directors and its Committees. Our Board of Directors has established the standing Committees discussed below.
Standing Committees of our Board of Directors. The standing Committees of our Board of Directors consist of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of these Committees operates under a written charter available on our website, under the “Investor Strategies — Corporate Governance” tab, at www.gbankfinancialholdings.com/corporate-governance. Each Committee charter governs such Committee’s composition, responsibilities, and operations.
The following table provides the current membership of the three standing Committees:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Edward M. Nigro
Todd A. Nigro
A. Lee Finley	X
Charles W. Griege, Jr.	X	X	X
Timothy P. Herbst	X	X
William J. Hornbuckle			X*
Kathryn S. Lever	X*
James K. Sims		X	X
Michael C. Voinovich		X*	X

*	Denotes Chairperson of the respective Committee.
Audit Committee
Our Board of Directors has established a standing Audit Committee as required by the Nasdaq Listing Rules. The Audit Committee is comprised of four (4) independent directors, A. Lee Finley, Charles W. Griege, Jr., Timothy P. Herbst, and Kathryn S. Lever. Kathryn S. Lever is the Chairperson of the Audit Committee. The Audit Committee is composed solely of members who satisfy the applicable independence and other requirements of the Nasdaq Listing Rules and applicable SEC rules for audit committees, and all such members have been determined to be independent by our Board of Directors. The Audit Committee has determined that each of Kathryn S. Lever and Charles W. Griege, Jr. qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations.
The Audit Committee assists our Board of Directors in fulfilling its responsibilities with respect to general oversight of the integrity of our Company’s financial statements, compliance with legal and regulatory requirements that may have a material impact on our Company’s financial statements, evaluation of the independent registered public accounting firm for our Company, including such firm’s qualifications and independence, and review of the performance of our Company’s internal audit and financial risk assessment processes and function. The Audit Committee met four (4) times during the 2025 fiscal year.
The Audit Committee has adopted a written charter that, among other things, specifies the scope of its authority and responsibilities. The responsibilities of the Audit Committee include, among other things:
•	approving and retaining the independent registered public accounting firm for our Company to conduct the annual audit of our financial statements;
•	reviewing the proposed scope and results of audits;
•	reviewing and approving any transactions between our Company and our directors, officers, or affiliates;
•	reviewing disclosure controls and procedures, internal controls, the internal audit function, and corporate policies with respect to financial information;
•	recognizing and preventing prohibited non-audit services; and
•	establishing procedures for complaints regarding accounting matters.

The Audit Committee works closely with management, as well as the independent registered public accounting firm for our Company. Additionally, the Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding to engage, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.
Audit Committee Report
Company management has the primary responsibility for our Company’s internal controls and financial reporting processes and function. The independent registered public accounting firm for our Company is responsible for performing an independent audit of our Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee those processes. As part of its ongoing activities, the Audit Committee has:
•
reviewed and discussed with management and the independent registered public accounting firm for our Company, our Company’s audited consolidated financial statements for the year ended December 31, 2025;

•
met with our Company’s Chief Executive Officer, Chief Financial Officer and internal auditors, and the independent registered public accounting firm for our Company, both together and in separate executive sessions, to discuss the scope and the results of the audits and the overall quality of our Company’s financial reporting and internal controls;

•
received from and discussed with the independent registered public accounting firm for our Company, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board; and

•
received the written disclosures and the letter from the independent registered public accounting firm for our Company required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and have discussed with the independent registered public accounting firm their independence from our Company.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of our Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm for our Company who, in its report, expressed an opinion on the conformity of our Company’s consolidated financial statements with generally accepted accounting principles (“GAAP”). The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm for our Company do not assure that the financial statements are presented in accordance with GAAP, that the audit of the financial statements has been carried out in accordance with GAAP, or that the independent registered public accounting firm is “independent.”
Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our Company’s audited consolidated financial statements for the year ended December 31, 2025 be included in our Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026.
This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that our Company specifically incorporates this information by reference, and shall not otherwise be deemed “soliciting material” or “filed” with the SEC under the Securities Act or the Exchange Act.

This report has been provided by the Audit Committee:

Kathryn S. Lever (Chair) A. Lee Finley Charles W. Griege, Jr. Timothy P. Herbst

Compensation Committee
Our Board of Directors has established the Compensation Committee, which is comprised of four (4) independent directors, Charles W. Griege, Jr., Timothy P. Herbst, James K. Sims, and Michael C. Voinovich. Michael C. Voinovich is the Chairperson of the Compensation Committee. Our Board of Directors has evaluated the independence of each of the members of the Compensation Committee, and has affirmatively determined that each of the members of the Compensation Committee meets the definition of an “independent director” under the Nasdaq Listing Rules. Our Board of Directors has also determined that each of the members of the Compensation Committee qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. All compensation, equity awards and transactions subject to Section 16 of the Exchange Act will be approved by a committee or subcommittee of our Board of Directors that is composed solely of two or more “non-employee directors”.
The Compensation Committee is responsible for discharging our Board of Directors’ responsibilities relating to the compensation of our directors and executive officers. The Compensation Committee has adopted a written charter that, among other things, specifies the scope of its authority and responsibilities. Specific responsibilities of the Compensation Committee include, among other things:
•	reviewing and determining the compensation arrangements for management;
•	establishing and reviewing general compensation policies with the objective of attracting and retaining superior talent, rewarding individual performance, and achieving our financial goals;
•	administering our incentive plans and stock purchase plans;
•	overseeing the evaluation of our Board of Directors and management; and
•	reviewing the independence of any compensation advisers engaged by the Compensation Committee.
Nominating and Corporate Governance Committee
Our Board of Directors has established the Nominating and Corporate Governance Committee, which is comprised of four (4) independent directors, Charles W. Griege, Jr., William J. Hornbuckle, James K. Sims, and Michael C. Voinovich. William J. Hornbuckle is the Chairperson of the Nominating and Corporate Governance Committee. Our Board of Directors has evaluated the independence of each of the members of the Nominating and Corporate Governance Committee, and has affirmatively determined that each of the members of the Nominating and Corporate Governance Committee meets the definition of an “independent director” under the Nasdaq Listing Rules.
The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships, and determining the size and composition of our Board of Directors and its Committees. Additionally, the Nominating and Corporate Governance Committee is responsible for making recommendations to our Board of Directors concerning corporate governance matters. The Nominating and Corporate Governance Committee has adopted a written charter that, among other things, specifies the scope of its authority and responsibilities. Specific responsibilities of the Nominating and Corporate Governance Committee include, among other things:
•	identifying qualified individuals to be directors, consistent with the criteria approved by our Board of Directors, and recommending director nominees to the full Board of Directors;
•	reviewing the structure of the Committees of our Board of Directors;
•	developing and recommending procedures for reviewing stockholder recommendations for director nominees;
•	developing and reviewing our Company’s code of ethics policy;
•	developing and recommending corporate governance guidelines;
•	overseeing management succession planning; and
•	leading our Board of Directors in its annual performance review.
Additionally, the Nominating and Corporate Governance Committee also conducts an annual evaluation to determine whether our Board of Directors and its Committees are functioning effectively, which includes determining the evaluation method and criteria for the annual evaluation of the composition, competence and performance of our Board of Directors and its Committees. The Nominating and Corporate Governance Committee may retain consultants or advisors to assess the performance and effectiveness of our Board of Directors and its Committees. The results of these evaluations are submitted to our Board of Directors, which takes appropriate action based on its assessment of the performance evaluations.
The Nominating and Corporate Governance Committee identifies director nominees by evaluating the current members of our Board of Directors willing to continue in service. Current members of our Board of Directors with skills and experience that are relevant to our business, and who are willing to continue in service, are first considered for re-nomination, balancing the value of continuity of service by existing members of our Board of Directors with that of obtaining new perspectives. If any member of our Board of Directors does not wish to continue in service, if the Nominating and Corporate Governance Committee or our Board of Directors decides not to re-nominate a member for re-election, or if the size of our Board of Directors is increased, the Nominating and Corporate Governance Committee would solicit suggestions for director candidates from all members of our Board of Directors and may consider candidates submitted by our stockholders. The Nominating and Corporate Governance Committee is authorized by its charter to engage a third party to assist in the identification of director nominees.
In connection with identifying qualified director candidates, the Nominating and Corporate Governance Committee evaluates the following criteria:
•	Contribution to our Board of Directors — The extent to which the candidate would contribute to the range of talent, skill, and expertise appropriate for our Board of Directors;
•
Experience — The candidate’s relevant business, financial, and regulatory experience and skills, including the candidate’s knowledge of the banking and financial services industries, familiarity with the operations of public companies, and ability to read and understand fundamental financial statements;

•	Integrity — The candidate’s personal and professional integrity, honesty and reputation;
•	Stockholder Interests and Dedication — The candidate’s ability to best represent the long-term interests of our Company and our stockholders;
•
Independence — Any material relationships between the candidate and our Company or the Bank (including those set forth in Nasdaq Listing Rules) that might impact objectivity and independence of thought and judgment, as well as the candidate’s ability to serve on any Board Committees that are subject to additional independence requirements;

•	Diversity — The diversity of gender, race, ethnicity, age, cultural background, and professional experience of the candidate; and
•	Additional Factors — The current size of our Board of Directors, the number of independent directors, and the need for Audit Committee expertise.
Gaming FinTech Committee. In addition to the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, our Board of Directors has also established a Gaming FinTech Committee, comprised of Charles W. Griege, Jr., James K. Sims (Chairperson of the Committee), and Michael C. Voinovich (Vice Chairperson of the Committee).
Other Committees. Our Board of Directors may establish such other committees as it deems appropriate, in accordance with our organizational documents, our corporate governance policies, and applicable law and regulations.
Involvement in Certain Legal Proceedings
None of our directors or executive officers, or the beneficial owners of greater than 5% of the outstanding shares of our Common Stock, are parties to any material legal proceedings adverse to our Company or have a material interest adverse to our Company. None of our directors or executive officers are parties to any material legal proceedings.
Stockholder Communications with our Board of Directors
Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: GBank Financial Holdings Inc., 9115 W. Russell Rd., Ste. 110, Las Vegas, Nevada 89148, Attention: Hilary R. Sledge-Sarnor, Executive Vice President, General Counsel, and Corporate Secretary. The letter should indicate that the sender is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Additionally, other interested parties may contact the independent directors of our Board of Directors by writing to the address above. Communications are reviewed by the Corporate Secretary of our Company and are then distributed to our Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly or forward a communication for response by the director or directors to whom it is addressed. The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.
Code of Ethics
Our Board of Directors has adopted a code of ethics policy (which we refer to as the “Code of Ethics”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. A copy of the Code of Ethics is available upon written request to the Corporate Secretary, GBank Financial Holdings Inc., 9115 W. Russell Rd., Ste. 110, Las Vegas, Nevada 89148, or can be accessed on our website, under the “Investor Strategies — Corporate Governance” tab, at www.gbankfinancialholdings.com/corporate-governance. Any amendments to the Code of Ethics, or any waivers of its requirements, will be disclosed on our website as well as via any other means required by the Nasdaq Listing Rules or applicable SEC rules or regulations.

EXECUTIVE COMPENSATION AND OTHER MATTERS
We are an “emerging growth company”, as defined under the Jumpstart Our Business Startups Act of 2012 (which we refer to as the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a specific form of Compensation Discussion and Analysis, as well as exemptions from the requirement to hold a non-binding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved. We have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
Our “Named Executive Officers” during the 2025 fiscal year consisted of Edward M. Nigro, our Executive Chairman and Chief Executive Officer (our principal executive officer), Jeffery E. Whicker, our Chief Financial Officer, Nancy M. DeCou, Executive Vice President and Chief SBA Officer of the Bank, and T. Ryan Sullivan, our former President and Chief Executive Officer.
Summary Compensation Table
The following table sets forth certain information as to the total compensation paid to our Named Executive Officers for the fiscal years ended December 31, 2025 and December 31, 2024.

Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	Other Compensation ($)	Total ($)
Edward M. Nigro Executive Chairman and Chief Executive Officer	2025	250,000	281,250	730,200	—	—	—	27,887(2)	1,289,337
	2024	250,000	193,750	365,841	—	—	—	19,802(3)	829,393
Jeffery E. Whicker Chief Financial Officer	2025	305,451	141,500	133,771				18,703(4)	599,425
	2024	280,592	104,500	79,020				17,648(5)	481,760
Nancy M. DeCou EVP & Chief SBA Officer of the Bank	2025	248,099	—	726,600	—	—	—	3,261,901(6)	4,236,600
	2024	229,662	—	79,020	—	—	—	4,056,947(7)	4,365,629
T. Ryan Sullivan(8) Former President and Chief Executive Officer	2025	300,000	131,250	—	—	—	—	631,336(9)	1,062,586
	2024	400,000	193,750	365,841	—	—	—	43,485(10)	1,003,076

(1)
Amounts in this column represent the aggregate grant date fair value of restricted shares of our Common Stock awarded during the year. The grant date fair values are calculated in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions for these grants, see “Note 11. Equity Award Plans” in the Notes to our audited consolidated financial statements for the year ended December 31, 2025, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026.

(2)
This amount consisted of a 401(k) employer match of $14,000, an employer contribution for group term life insurance of $324, an employer contribution for health insurance of $5,163, a phone & data allowance of $2,400, and a car allowance of $6,000.

(3)
This amount consisted of a 401(k) employer match of $3,634, an employer contribution for group term life insurance of $2,605, an employer contribution for health insurance of $5,163, a phone & data allowance of $2,400, and a car allowance of $6,000.

(4)	This amount consisted of a 401(k) employer match of $12,054, an employer contribution for group term life insurance of $649, and a car allowance of $6,000.
(5)	This amount consisted of a 401(k) employer match of $11,223, an employer contribution for group term life insurance of $425, and a car allowance of $6,000.
(6)	This amount consisted of a 401(k) employer match of $14,000, an employer contribution for group term life insurance of $423, and total commissions of $3,247,478.
(7)	This amount consisted of a 401(k) employer match of $53,689, an employer contribution for group term life insurance of $3,400, and total commissions of $3,999,858.
(8)
T. Ryan Sullivan resigned as the President and Chief Executive Officer of our Company, and as the President and Chief Executive Officer of the Bank, effective September 30, 2025. Mr. Sullivan’s base salary for 2025 was prorated based on his actual employment period during 2025.

(9)
This amount consisted of a 401(k) employer match of $12,431, an employer contribution for group term life insurance of $573, an employer contribution for health insurance of $14,179, a phone & data allowance of $3,000, a car allowance of $10,000, a payout for accrued and unused paid time-off of $66,153, and severance of $525,000 in connection with his resignation.

(10)
This amount consisted of a 401(k) employer match of $14,154, an employer contribution for group term life insurance of $277, an employer contribution for health insurance of $13,454, a phone & data allowance of $3,600, and a car allowance of $12,000.

Narrative Discussion of Summary Compensation Table
We continue to review, evaluate, and modify our executive compensation philosophy, practices, and framework in an effort to maintain a competitive total compensation package. As such, our executive compensation program moving forward could vary from our historical practices.
We believe that the current mix and value of the following compensation elements provide our Named Executive Officers with total annual compensation that is both reasonable and competitive within our markets and with our peers, appropriately reflects our performance and the executive’s particular contributions to that performance, and takes into account applicable regulatory guidelines and requirements.
Base Salary
Annual base salaries are the fixed portion of our Named Executive Officers’ cash compensation and are established after taking into account several factors including the executive’s experience, responsibilities, management abilities and job performance, and information regarding peer company executive compensation within our market. The Compensation Committee believes that the 2025 base salaries of our Named Executive Officers are competitive with companies of similar size, including those in our peer group.
Pay adjustments, if any, are generally made annually, after reviewing overall Company performance, individual performance, and market data. In 2025, the Compensation Committee approved a base salary increase of approximately 9% for Jeffery E. Whicker, our Chief Financial Officer, and approximately 8% for Nancy M. DeCou, the Executive Vice President and Chief SBA Officer of the Bank. Edward M. Nigro, our Executive Chairman and Chief Executive Officer, and T. Ryan Sullivan, our former President and Chief Executive Officer, did not receive an increase in base salary in 2025. The Compensation Committee determined the salary increases for the Named Executive Officers who received increases based on individual executive and Company performance, the specific duties and responsibilities of such executive, and a comparison of compensation to external market data.
Incentive Compensation
General
In accordance with our compensation philosophy, a significant portion of the compensation of our Named Executive Officers is performance-based and payable only if pre-established Company and individual performance objectives are achieved. For Edward M. Nigro, Jeffery E. Whicker and T. Ryan Sullivan, target bonuses under our annual incentive plan (which we refer to as our “AIP”) subject to the achievement of specified performance goals are stated as a percentage of annual base salary. For Nancy M. DeCou, her employment agreement is structured such that a significant portion of her compensation is commission based; therefore, she is not a participant in our AIP.
For fiscal year 2025, the target bonuses under our AIP payable to Mr. E. Nigro and Mr. Sullivan as a percentage of their respective annual base salaries for 2025 performance was 50%. For fiscal year 2025, the target bonus under our AIP payable to Mr. Whicker as a percentage of his annual base salary for 2025 performance was 35%.
The Compensation Committee reviews performance against pre-established financial and non-financial goals on an annual basis to determine the short-term cash incentive compensation of our Named Executive Officers. Awards under our AIP are substantially based on formulaic scorecard results across performance measure categories.
Short-Term Incentives
Our AIP is designed using a two-tier performance evaluation structure. The target performance under the first tier is based upon our Company’s budgeted diluted earnings per share for the year. The second tier of the performance evaluation structure utilizes both Company-wide and individual performance metrics, and sets a rigorous standard before bonuses can be paid at any level to executives. Failing to achieve the minimum level of performance would result in no bonuses being paid to our executives regardless of results achieved in other financial areas.

The following table presents the first tier of the performance evaluation structure consisting of the diluted earnings per share targets for fiscal year 2025 as approved by the Compensation Committee, and the corresponding payout scale as a percentage of the target bonus payable under our AIP.

Diluted Earnings Per Share
Performance Level	Total Incentive Payout by Percent of Target Bonus Payable
Below $1.30	0%
$1.31 to $1.44	25%
$1.45 to $1.57	50%
$1.58 to $1.72	75%
$1.73 to $1.87	100%
$1.88 or $2.02	125%
$2.03 or higher	150%

For the year ended December 31, 2025, the Compensation Committee determined and approved a bonus payout of 75% of the target bonus payable.
The following table presents the second tier of the performance evaluation structure consisting of a scorecard of performance modifiers and individual performance. Performance goals are set with consideration of the objectives of our strategic plan, external market conditions, and investor expectations. Each of the five performance goals below are equally weighted.

	Performance Level			% Payout of Target Bonus			2025 Results
Dollars in thousands)	Threshold	Target	Maximum	Threshold	Target	Maximum
Individual	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Deposit Growth	$108,000	$183,000	$258,000	75%	100%	125%	$207,615
Gross Loan Production	$427,000	$470,000	$517,000	75%	100%	125%	$603,078
Loan Chargeoffs / Total Loans	0.38%	0.28%	0.18%	75%	100%	125%	0.32%
Net Interest Margin — Bank	4.26%	4.41%	4.51%	75%	100%	125%	4.33%

For fiscal year 2025, actual payments made under our AIP for 2025 performance totaled $281,250 for Mr. E. Nigro, $141,500 for Mr. Whicker, and $131,250 for Mr. Sullivan.
Long-Term Incentives
Long-term incentive awards, such as time-based restricted stock units, are the third key component of our Named Executive Officers’ total compensation. The Compensation Committee believes that employee stock ownership is an important component of our executive compensation philosophy, since it aligns the interests of employees and stockholders. The Compensation Committee also believes that equity-based compensation complements short-term cash incentive compensation and helps balance short-term decisions with long-term outcomes. This compensation approach limits an executive’s ability to reap short-term gains at the expense of our Company’s long-term success. This is also an important tool in retaining our Named Executive Officers.
We provide long-term incentive awards to our executives through our stockholder-approved 2016 Equity Incentive Plan (which we refer to as the “2016 Equity Incentive Plan”). The Compensation Committee approves all grants of equity awards under, and acts as an administrator of, the 2016 Equity Incentive Plan. Factors considered by the Compensation Committee include such executive’s performance, previous grant history, comparison to our peer group, and retention needs.
The Compensation Committee may grant a mix of time-based restricted stock units and performance-based restricted stock units. The table below reflects the time-based restricted stock units that the Compensation Committee granted to our Named Executive Officers in fiscal 2025.

	2025 Long-Term Incentive Awards
Named Executive Officer	Time-Based Restricted Stock Units (#)	Performance-Based Restricted Stock Units (#)
Edward M. Nigro	20,000	—
Jeffery E. Whicker	2,300	—
Nancy M. DeCou	20,000	—
T. Ryan Sullivan	—	—

Employment Agreements
Our Company and/or the Bank have entered into an employment agreement with each of our Named Executive Officers.
E. Nigro Employment Agreement. On January 31, 2024, our Company and the Bank entered into an Intercompany Shared Employment Agreement (which we refer to as the “E. Nigro Employment Agreement”) with Edward M. Nigro, our Executive Chairman and the Executive Chairman of the Bank, for his continued service in such roles and with the E. Nigro Employment Agreement remaining effective as long as he continues to serve in such roles. The E. Nigro Employment Agreement sets forth certain compensation and benefits to which Mr. E. Nigro is entitled in his roles as our Executive Chairman and the Executive Chairman of the Bank. The E. Nigro Employment Agreement does not relate to or cover Mr. E. Nigro’s role as a director on our Board of Directors or as a director on the Bank Board.
Under the E. Nigro Employment Agreement, Mr. E. Nigro’s compensation arrangements for his service as our Executive Chairman and the Executive Chairman of the Bank are consistent with his recent prior annual compensation arrangements, and include an annual base salary of not less than $250,000 or such higher salary as is determined by the Compensation Committee, and eligibility to participate in any employee benefits and plans that may be developed and adopted by our Company and/or the Bank, including, but not limited to, our AIP, our Long-Term Incentive Plan, and our 401(k) plan. Our Company and the Bank split the cost of Mr. E. Nigro’s compensation arrangements under the E. Nigro Employment Agreement.
Whicker Employment Agreement. On August 1, 2022, the Bank entered into an employment agreement (which we refer to as the “Whicker Employment Agreement”) with Jeffery E. Whicker, our Executive Vice President, Chief Financial Officer and Treasurer and the Executive Vice President and Chief Financial Officer of the Bank, with an initial term of three (3) years with automatic additional two (2) year extensions; provided, however, that either party could have provided at least 180 days written notice of non-renewal to the other party. The Whicker Employment Agreement sets forth certain compensation and benefits to which Mr. Whicker is entitled.
Under the Whicker Employment Agreement, Mr. Whicker’s compensation arrangements include an annual base salary of not less than $265,000 or such higher salary as is determined by the Compensation Committee, and eligibility to participate in any employee benefits and plans that we may develop and adopt, including, but not limited to, our AIP, our Long-Term Incentive Plan, and our 401(k) plan. Mr. Whicker received a $50,000 signing bonus when he entered into the Whicker Employment Agreement.
In addition, under the Whicker Employment Agreement, Mr. Whicker is also entitled to receive additional compensation upon the acquisition or dissolution of the Bank in which it is not the surviving or resulting corporation, or upon the transfer of all or substantially all of the stock or assets of the Bank (which we refer to as a “Change of Control”), and Mr. Whicker is not retained by the surviving or resulting corporation in a position satisfactory to him. If Mr. Whicker employment ends as a result of a Change of Control, then he is entitled to receive: (i) one (1) times his then current annual base salary, and (ii) the right to exercise in full all outstanding stock options, whether vested or not, within the 90-day period from the effective termination date. Under the Whicker Employment Agreement, a Change of Control does not include a bank holding company reorganization where the stockholders who control at least 80% of the shares of our Company prior to the reorganization will control at least 80% of the shares of the bank holding company in substantially the same proportion following the reorganization.
DeCou Employment Agreement. On December 1, 2020, the Bank entered into an employment agreement (which we refer to as the “DeCou Employment Agreement”) with Nancy M. DeCou, the Executive Vice President and Chief SBA Officer of the Bank, with an initial term of three (3) years with automatic additional two (2) year extensions; provided, however, that either party may provide at least 180 days written notice of non-renewal to the other party. The DeCou Employment Agreement sets forth certain compensation and benefits to which Ms. DeCou is entitled in her role as the Executive Vice President and Chief SBA Officer of the Bank.
Under the DeCou Employment Agreement, Ms. DeCou’s compensation arrangements for her service as the Executive Vice President and Chief SBA Officer of the Bank include an annual base salary of not less than $208,250 or such higher salary as is determined by the Compensation Committee, and eligibility to participate in certain employee benefits and plans that we may develop and adopt, including our 401(k) plan.
In addition, under the DeCou Employment Agreement, Ms. DeCou is also entitled to receive additional compensation upon a Change of Control, and Ms. DeCou is not retained by the surviving or resulting corporation in a position satisfactory to her. If Ms. DeCou’s employment ends as a result of a Change of Control, then she is entitled to receive: (i) one and one-half (1.5) times her then current annual base salary, (ii) 25% of all cash bonuses and cash incentives (including those arising from any deferred compensation plans) paid to Ms. DeCou for the 12-month period prior to the effective termination date, and (iii) the right to exercise in full all outstanding stock options, whether or not vested, within the 90-day period from the effective termination date. Under the DeCou Employment Agreement, a Change of Control does not include a bank holding company reorganization where the stockholders who control at least 80% of the shares of our Company prior to the reorganization will control at least 80% of the shares of the bank holding company in substantially the same proportion following the reorganization.
The Compensation Committee believes that the DeCou Employment Agreement is necessary to set forth the terms of Ms. DeCou’s continued service as the Executive Vice President and Chief SBA Officer of the Bank in light of all relevant factors, which include her SBA leadership experience and history of more than 10 years with the Bank, desired terms and conditions of her continued employment, and the strategic importance of her position within our Company and the Bank.
Sullivan Employment Agreement. On September 1, 2023, our Company entered into an employment agreement (which we refer to as the “Sullivan Employment Agreement”) with T. Ryan Sullivan, our former President and Chief Executive Officer and the former President and Chief Executive Officer of the Bank, which had an initial term of three (3) years with automatic additional three (3) year extensions; provided, however, that either party could have provided at least 180 days written notice of non-renewal to the other party. The Sullivan Employment Agreement provided for certain compensation and benefits to which Mr. Sullivan was entitled in his roles as our President and Chief Executive Officer and the President and Chief Executive Officer of the Bank. The Sullivan Employment Agreement did not relate to or cover Mr. Sullivan’s role as director on our Board of Directors or as a director on the Bank Board.
Under the Sullivan Employment Agreement, Mr. Sullivan’s compensation arrangements for his service as our President and Chief Executive Officer and the President and Chief Executive Officer of the Bank were consistent with his prior annual compensation arrangements, and included an annual base salary of not less than $400,000 or such higher salary as is determined by the Compensation Committee, and eligibility to participate in any employee benefits and plans that we may develop and adopt, including, but not limited to, our AIP, our Long-Term Incentive Plan, and our 401(k) plan.
Effective September 30, 2025, the Sullivan Employment Agreement was terminated in connection with Mr. Sullivan’s resignation from his positions as our President and Chief Executive Officer and the President and Chief Executive Officer of the Bank.
2016 Equity Incentive Plan
The 2016 Equity Incentive Plan is intended to assist us in aligning the interests of our directors, executives and employees with the interests of our stockholders. The 2016 Equity Incentive Plan supplemented the 2007 Stock Option Plan, and continued our compensation policies and practices through grants of a wide range of awards and incentives. Under the 2016 Equity Incentive Plan, we had the ability to grant to eligible participants equity-based incentive awards, such as stock options, stock appreciation rights, restricted stock units, shares of restricted stock, stock awards, and other awards based on, or related to, shares of our Common Stock (which we refer to collectively as “Incentive Awards”). As approved by our stockholders at our 2021 Annual Meeting and our 2023 Annual Meeting, the maximum total number of shares available for Incentive Awards under the 2016 Equity Incentive Plan was 1,000,000 shares of our Common Stock, plus all shares subject to Incentive Awards that have been canceled, surrendered, modified, exchanged for substitute Incentive Awards, or that have expired or terminated prior to the exercise or vesting of such Incentive Awards in full, plus shares that have been surrendered to our Company in connection with the exercise or vesting of Incentive Awards, whether previously owned or otherwise subject to such Incentive Awards. Such shares of our Common Stock were authorized and were able to be unissued shares, shares issued and repurchased by our Company, shares issued and otherwise reacquired by our Company, and shares otherwise held by our Company. As of December 31, 2025, we had granted Incentive Awards with respect to 967,515 shares of our Common Stock under the 2016 Equity Incentive Plan, of which 423,337 shares have been issued, Incentive Awards with respect to 95,768 shares have been cancelled, and Incentive Awards with respect to 448,410 shares are outstanding. The 2016 Equity Incentive Plan expired on March 22, 2026.

Deferred Incentive Compensation Plan
On December 15, 2016, our Company adopted an unfunded nonqualified deferred incentive compensation plan (which we refer to as the “Deferred Incentive Compensation Plan”) primarily to provide supplemental retirement benefits and incentive compensation to selected employees. Our Company contributes to the Deferred Incentive Compensation Plan in such amounts as determined according to the terms of such participant’s agreement. Each participant vests in an amount of one-third of such contribution each Plan year until age 65, then all contributions will be fully vested at inception. Each year, contributions and deferrals are to be distributed for each of the three immediately preceding years, plus related interest. The accrued liability for the Deferred Incentive Compensation Plan is included in other liabilities on our consolidated balance sheets and totaled $4.4 million as of each of December 31, 2025 and December 31, 2024. The expense related to the Deferred Incentive Compensation Plan was $75 thousand in each of 2025 and 2024, and is included as a component of noninterest expense on our consolidated statements of income.
Annual Incentive Plan (“AIP”) and Long-Term Incentive Plan
Our AIP is intended to motivate executive officers to achieve our Company’s annual strategic and financial goals and reward individual performance through performance-driven cash payments based on financial, operational, and strategic metrics. We created a long-term incentive plan (which we refer to as the “Long-Term Incentive Plan”) to align the long-term interests of executives with those of our stockholders, and provide an appropriate balance of at-risk compensation that incentivizes long-term value creation and retention through performance-based share awards with multi-year vesting periods. Our AIP and the Long-Term Incentive Plan are designed to retain talent and align executive compensation with the performance of our Company.
Outstanding Equity Awards at Fiscal Year End
The following table provides information regarding unvested equity awards for each of our Named Executive Officers as of December 31, 2025.

	Option awards				Stock awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Edward M. Nigro(2)	—	—	—	—	56,273	1,907,092
Jeffery E. Whicker(3)	60,000	40,000	10.80	8/1/2032	7,173	243,093
Nancy M. DeCou(4)	—	—	—	—	24,123	817,528
T. Ryan Sullivan(5)	—	—	—	—	—	—

(1)	Market value computed by multiplying the number of restricted stock units that have not vested by $33.89, which was the closing price of a share of our Common Stock on December 31, 2025.
(2)
Pursuant to Mr. E. Nigro’s restricted stock award agreement dated December 18, 2020, we granted 6,500 shares of our Common Stock under the 2016 Equity Incentive Plan at a fair market value at the date of grant of $6.15 per share, with a term which expired on December 18, 2025, and where 1,300 shares vest annually over a five-year period beginning on December 18, 2021. Pursuant to Mr. E. Nigro’s restricted stock award agreement dated October 12, 2021, we granted 5,700 shares of our Common Stock under the 2016 Equity Incentive Plan at a fair market value at the date of grant of $9.95 per share, with a term expiring on October 12, 2026, and where 1,140 shares vest annually over a five-year period beginning October 12, 2022. Pursuant to Mr. E. Nigro’s restricted stock award agreement dated October 10, 2022, we granted 4,500 shares of our Common Stock under the 2016 Equity Incentive Plan at a fair market value at the date of grant of $9.70 per share, with a term expiring on October 10, 2027, and where 900 shares vest annually over a five-year period beginning October 10, 2023. Pursuant to Mr. E. Nigro’s restricted stock award agreement dated October 25, 2023, we granted 50,000 shares of our Common Stock under the 2016 Equity Incentive Plan at a fair market value at the date of grant of $13.50 per share, with a term expiring on October 25, 2026, and where 16,667 shares vest annually over a three-year period beginning October 25, 2024. Pursuant to Mr. E. Nigro’s restricted stock award agreement dated October 7, 2024, we granted 16,667 shares of our Common Stock under the 2016 Equity Incentive Plan at a fair market value at the date of grant of $21.95 per share, with a term expiring on October 27, 2027, and where 5,555 shares vest annually over a three-year period beginning October 25, 2025. Pursuant to Mr. E. Nigro’s restricted stock award agreement dated December 18, 2025, we granted 20,000 shares of our Common Stock under the 2016 Equity Incentive Plan at a fair market value at the date of grant of $36.33 per share, with a term expiring on December 18, 2028, and where 633 shares vest annually over a three-year period beginning December 18, 2026.

(3)
Pursuant to Mr. Whicker’s stock option agreement dated August 1, 2022, we granted stock options to purchase 100,000 shares of our Common Stock under the 2016 Equity Incentive Plan at an exercise price of $10.80 per share, with a term expiring on August 1, 2032, and where 20,000 shares vest annually over a five-year period beginning August 1, 2023. Pursuant to Mr. Whicker’s restricted stock award agreement dated October 12, 2021, we granted 2,200 shares of our Common Stock under the 2016 Equity Incentive Plan at a fair market value at the date of grant of $9.95 per share, with a term expiring on October 12, 2026, and where 440 shares vest annually over a five-year period beginning October 12, 2022. Pursuant to Mr. Whicker’s restricted stock award agreement dated October 10, 2022, we granted 1,750 shares of our Common Stock under the 2016 Equity Incentive Plan at a fair market value at the date of grant of $9.70 per share, with a term expiring on October 10, 2027, and where 350 shares vest annually over a five-year period beginning October 10, 2023. Pursuant to Mr. Whicker’s restricted stock award agreement dated October 25, 2023, we granted 4,000 shares of our Common Stock under the 2016 Equity Incentive Plan at a fair market value at the date of grant of $13.50 per share, with a term expiring on October 25, 2026, and where 1,333 shares vest annually over a three-year period beginning October 25, 2024. Pursuant to Mr. Whicker’s restricted stock award agreement dated October 7, 2024, we granted 3,600 shares of our Common Stock under the 2016 Equity Incentive Plan at a fair market value at the date of grant of $21.95 per share, with a term expiring on October 27, 2027, and where 1,200 shares vest annually over a three-year period beginning October 25, 2025. Pursuant to Mr. Whicker’s restricted stock award agreement dated December 18, 2025, we granted 1,900 shares of our Common Stock under the 2016 Equity Incentive Plan at a fair market value at the date of grant of $36.33 per Share, with a term expiring on December 18, 2028, and where 633 shares vest annually over a three-year period beginning December 18, 2026.

(4)
Pursuant to Ms. DeCou’s restricted stock award agreement dated December 18, 2020, we granted 4,800 shares of our Common Stock under the 2016 Equity Incentive Plan at a fair market value at the date of grant of $6.15 per share, with a term expiring on December 18, 2025, and where 960 shares vest annually over a five-year period beginning December 18, 2021. Pursuant to Ms. DeCou’s restricted stock award agreement dated October 12, 2021, we granted 2,200 shares of our Common Stock under the 2016 Equity Incentive Plan at a fair market value at the date of grant of $9.95 per share, with a term expiring on October 12, 2026, and where 440 shares vest annually over a five-year period beginning October 12, 2022. Pursuant to Ms. DeCou’s restricted stock award agreement dated October 10, 2022, we granted 1,750 shares of our Common Stock under the 2016 Equity Incentive Plan at a fair market value at the date of grant of $9.70 per share, with a term expiring on October 10, 2027, and where 350 shares vest annually over a five-year period beginning October 10, 2023. Pursuant to Ms. DeCou’s restricted stock award agreement dated October 25, 2023, we granted 1,750 shares of our Common Stock under the 2016 Equity Incentive Plan at a fair market value at the date of grant of $13.50 per share, with a term expiring on October 25, 2026, and where 583 shares vest annually over a three-year period beginning October 25, 2024. Pursuant to Ms. DeCou’s restricted stock award agreement dated October 7, 2024, we granted 3,600 shares of our Common Stock under the 2016 Equity Incentive Plan at a fair market value at the date of grant of $21.95 per share, with a term expiring on October 27, 2027, and where 1,200 shares vest annually over a three-year period beginning October 25, 2025. Pursuant to Ms. DeCou’s restricted stock award agreement dated December 18, 2025, we granted 20,000 shares of our Common Stock under the 2016 Equity Incentive Plan at a fair market value at the date of grant of $36.33 per share, with a term expiring on December 18, 2028, and where 6,666 shares vest annually over a three-year period beginning December 18, 2026.

(5)
Pursuant to Mr. Sullivan’s restricted stock award agreement dated December 18, 2020, we granted 10,700 shares of our Common Stock under the 2016 Equity Incentive Plan at a fair market value at the date of grant of $6.15 per share, with a term expiring on December 18, 2025, and where 2,140 shares vest annually over a five-year period beginning December 18, 2021. Pursuant to Mr. Sullivan’s restricted stock award agreement dated October 12, 2021, we granted 5,700 shares of our Common Stock under the 2016 Equity Incentive Plan at a fair market value at the date of grant of $9.95 per share, with a term expiring on October 12, 2026, and where 1,140 shares vest annually over a five-year period beginning October 12, 2022. Pursuant to Mr. Sullivan’s restricted stock award agreement dated October 10, 2022, we granted 4,500 shares of our Common Stock under the 2016 Equity Incentive Plan at a fair market value at the date of grant of $9.70 per share, with a term expiring on October 10, 2027, and where 900 shares vest annually over a five-year period beginning October 10, 2023. Pursuant to Mr. Sullivan’s restricted stock award agreement dated October 25, 2023, we granted 50,000 shares of our Common Stock under the 2016 Equity Incentive Plan at a fair market value at the date of grant of $13.50 per share, with a term expiring on October 25, 2026, and where 16,667 shares vest annually over a three-year period beginning October 25, 2024. Pursuant to Mr. Sullivan’s restricted stock award agreement dated October 7, 2024, we granted 16,667 shares of our Common Stock under the 2016 Equity Incentive Plan at a fair market value at the date of grant of $21.95 per share, with a term expiring on October 27, 2027, and where 5,555 shares vest annually over a three-year period beginning October 25, 2025. As part of Mr. Sullivan’s severance package when he resigned from our Company, the vesting of his restricted stock awards that would have vested through June 30, 2026 (which is the end of the period during which he will provide consulting services to the Company) were accelerated, and such shares of our Common Stock underlying such vested restricted stock awards were issued to him, and the remaining unvested restricted stock awards were forfeited and cancelled.

Director Compensation
The following table sets forth information regarding the compensation paid to the non-employee directors on our Board of Directors for the fiscal year ended December 31, 2025. Edward M. Nigro does not receive any additional compensation for his service on our Board of Directors.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
A. Lee Finley	$—	$66,098(2)	$—	$—	$—	$—	$66,098
Charles W. Griege, Jr.	$—	$63,400(3)	$—	$—	$—	$—	$63,400
Timothy P. Herbst(4)	$—	$39,963(5)	$—	$—	$—	$—	$39,963
William J. Hornbuckle	$—	$64,574(6)	$—	$—	$—	$—	$64,574
Kathryn S. Lever	$—	$65,442(7)	$—	$—	$—	$—	$65,442
Todd A. Nigro	$—	$70,724(8)	$—	$—	$—	$—	$70,724
James K. Sims	$—	$67,388(9)	$—	$—	$—	$—	$67,388
Alan C. Sklar(10)	$—	$29,894(11)	$—	$—	$—	$—	$29,894
Michael C. Voinovich	$—	$80,360(12)	$—	$—	$—	$—	$80,360

(1)
As required by SEC rules, amounts in this column represent the aggregate grant date fair value of stock-based compensation expense as required by FASB ASC Topic 718. See note (1) in the Summary Compensation Table above for additional details on the grant date fair value of awards.

(2)	This amount represents 742 shares of our Common Stock at the fair value of stock awards granted during the year and 1,100 Restricted Stock Awards granted on December 18, 2025 vesting over three years.
(3)	This amount represents 665 shares of our Common Stock at the fair value of stock awards granted during the year and 1,100 Restricted Stock Awards granted on December 18, 2025 vesting over three years.
(4)
Timothy P. Herbst was appointed as a director on our Board of Directors effective October 28, 2025. Compensation reflected in the table is compensation received from the date of his appointment as a director to December 31, 2025.

(5)	This amount represents 1,100 Restricted Stock Awards granted on December 18, 2025 vesting over three years.
(6)	This amount represents 698 shares of our Common Stock at the fair value of stock awards granted during the year and 1,100 Restricted Stock Awards granted on December 18, 2025 vesting over three years.
(7)	This amount represents 723 shares of our Common Stock at the fair value of stock awards granted during the year and 1,100 Restricted Stock Awards granted on December 18, 2025 vesting over three years.
(8)	This amount represents 872 shares of our Common Stock at the fair value of stock awards granted during the year and 1,100 Restricted Stock Awards granted on December 18, 2025 vesting over three years.
(9)	This amount represents 778 shares of our Common Stock at the fair value of stock awards granted during the year and 1,100 Restricted Stock Awards granted on December 18, 2025 vesting over three years.
(10)
Alan C. Sklar resigned as a director on our Board of Directors effective October 28, 2025. Compensation reflected in the table is compensation received from January 1, 2025 to the date of his resignation as a director.

(11)	This amount represents 848 shares of our Common Stock at the fair value of stock awards granted during the year.
(12)
This amount represents 1,146 shares of our Common Stock at the fair value of stock awards granted during the year and 1,100 Restricted Stock Awards granted on December 18, 2025 vesting over three years.

Narrative Discussion of Director Compensation Table
Director Fees Paid In 2025
Non-executive directors on our Board of Directors received the following fees for their respective service as chairperson of our Board of Directors or chairperson of a Board Committee, which were paid in the form of shares of our Common Stock in lieu of cash payments, with the value per share based on the closing price of our Common Stock on the date of grant, as previously quoted on the Nasdaq Capital Market during the year ended December 31, 2025.

Chairperson	Retainer
Chairperson of our Board of Directors	$1,250
Chairperson of the Audit Committee	1,250
Chairperson of the Compensation Committee	1,250
Chairperson of the Nominating and Corporate Governance Committee	1,250
Chairperson of the Gaming FinTech Committee	1,250

In addition, in fiscal year 2025, each non-executive director on our Board of Directors received the following fees for each Board Committee meeting attended in person or by telephone.

Committee Meeting	Fee
Audit Committee	$500
Compensation Committee	500
Nominating and Corporate Governance Committee	500
Gaming FinTech Committee	500

Compensation Policies and Practices and Risk Management
We do not believe any risks arise from our compensation policies and practices for our executive officers and other employees that are reasonably likely to have a material adverse effect on our business, operations, results of operations, or financial condition.
Anti-Hedging Policies
Our Insider Trading Policy includes a prohibition on hedging by our directors, officers and employees, even when permitted by law, to further align our directors, officers and employees with our stockholders. Our Insider Trading Policy prohibits our directors, executives and employees from engaging in speculative transactions in derivatives of our Company’s securities, such as puts, calls, options (other than those granted under our Company’s benefit plans), or other derivatives. Transactions that are otherwise designed to hedge or offset the economic risk of owning shares of our Common Stock are also prohibited. Our Insider Trading Policy can be accessed on our website, under the “Investor Strategies—Corporate Governance” tab, at www.gbankfinancialholdings.com/corporate-governance.
Executive Clawback Policy
Our Board of Directors adopted and implemented a compensation recoupment policy, effective as of March 12, 2025 (which we refer to as the “Executive Clawback Policy”), in accordance with Rule 10D-1 under the Exchange Act and Nasdaq Listing Rule 5608. The Executive Clawback Policy allows for the recovery or “clawback” of excess incentive-based compensation earned by a current or former executive officer during the three fiscal years preceding the date we are required to prepare an accounting restatement, including to correct an error that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.
Insider Trading Policy
We have policies and procedures in place that we believe are reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, and Nasdaq listing standards. Our Insider Trading Policy prohibits any director, officer or employee who is aware of material nonpublic information relating to our Company from, directly or through family members or other persons or entities, (i) buying or selling securities of our Company (other than pursuant to a pre-approved trading plan that complies with SEC Rule 10b5-1), or engaging in any other action to take personal advantage of such information, or (ii) passing that information on to others outside our Company, including family and friends. In addition, our Insider Trading Policy provides that no director, officer or other employee of our Company who, in the course of working for our Company, learns of material nonpublic information about a company with which our Company does business, including a customer or supplier of our Company, may trade in that company’s securities until the information becomes public or is no longer material. Our Insider Trading Policy also prohibits, among other things, short-term trading of our Company’s securities, short sales of our Company’s securities, holding securities in a margin account, and, as noted in “—Anti-Hedging Policies” above, hedging and other derivative transactions. Our Insider Trading Policy can be accessed on our website, under the “Investor Strategies—Corporate Governance” tab, at www.gbankfinancialholdings.com/corporate-governance.
Timing of Equity Awards
Our practice is to grant annual equity awards at the Compensation Committee meeting held in the fourth quarter of each year. These annual equity awards currently consist of restricted stock awards and stock options granted to our directors, executive officers and selected employees under our effective incentive compensation plans. The Compensation Committee or our Board of Directors may make off cycle equity awards from time to time on an as-needed basis as circumstances warrant, such as grants to new hires. The Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards in 2025, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Role of Management and Compensation Consultants
Management assists the Compensation Committee in recommending agenda items for its meetings and by gathering and producing information for these meetings. Our Chief Executive Officer and other executive officers may participate in Compensation Committee meetings to provide background information and other requested items, but are not present during the voting on or discussions of their own compensation. Our Chief Executive Officer provides recommendations to the Compensation Committee for the other Named Executive Officers regarding compensation, performance goals, and other employment-related matters, such as hiring, promotions, terminations and severance payments. The Compensation Committee considers the recommendations of our Chief Executive Officer, but retains authority to approve or recommend to our Board of Directors compensation decisions to be approved.
In 2025, the Compensation Committee continued to retain the services of Cascade Employers Association, and engaged Hunt Financial Group to provide executive compensation consulting services. Both consultants helped facilitate the executive officer compensation process, including the creation of a compensation peer group for comparing our Named Executive Officers’ compensation to the market. Hunt Financial Group discussed executive compensation directly with the chairperson of the Compensation Committee. The Compensation Committee has the authority, in its sole discretion, to retain any adviser to assist in the performance of its duties or to terminate any advisor to the Compensation Committee. The Compensation Committee determined that each of Cascade Employers Association and Hunt Financial Group is independent, and that there is no conflict of interest resulting from retaining them during 2025 after taking into account the factors set forth in applicable SEC rules.
Equity Compensation Plan Information
The following table sets forth the (i) number of securities to be issued upon exercise of outstanding options, warrants and rights; (ii) weighted average exercise price of outstanding options, warrants and rights; and (iii) number of securities remaining available for future issuance under the 2016 Equity Incentive Plan as of December 31, 2025:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	278,766	$20.64	128,253
Equity compensation plans not approved by security holders	—	—	—
Total	278,766	$20.64	128,253(1)

(1)
The number of shares available for issuance reflects 128,253 shares available under the 2016 Equity Incentive Plan as of December 31, 2025. However, the 2016 Equity Incentive Plan expired on March 22, 2026, and no future issuances will be made under the 2016 Equity Incentive Plan after its expiration.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Family Relationships
Edward M. Nigro, our Executive Chairman and our Chief Executive Officer, and the Executive Chairman and Chief Executive Officer of the Bank, is the father of Todd A. Nigro, a member of our Board of Directors and of the Bank Board. There are no other family relationships between or among any of our directors or executive officers and any other directors or executive officers.
Policies and Procedures Regarding Related Person Transactions
Transactions by our Company or the Bank with related parties are subject to certain regulatory requirements and restrictions, including the Federal Reserve Board’s Regulation W (which governs certain transactions by the Bank with its affiliates), the Federal Reserve Board’s Regulation O (which governs certain loans by the Bank to its directors, executive officers, and principal stockholders, and their related interests), the Nasdaq Listing Rules, applicable SEC rules and regulations, and applicable Nevada state laws.
Under the Nasdaq Listing Rules and applicable SEC rules and regulations, related party transactions are transactions in which our Company is, or will or may be, a participant, the amount involved exceeds the lesser of $120,000 and 1% of the average of our total assets, and a related party has or will have a direct or indirect material interest. Related parties of our Company include any (i) person who is or was (since the beginning of our Company’s last completed fiscal year, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director of our Company, (ii) greater than five percent beneficial owner of our Common Stock, or (iii) immediate family member of any of the foregoing. “Immediate family member” includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers-and fathers-in-law, sons- and daughters-in-law, and brothers-and sisters-in-law, and anyone residing in such person’s home (other than a tenant or employee). Related party transactions will be referred for approval to the Audit Committee. In determining whether to approve a related party transaction, the Audit Committee will consider, among other factors, the fairness of the proposed transaction, whether the transaction was undertaken in the ordinary course of business of our Company, the direct or indirect nature of the related party’s interest in the transaction, the appearance of improper conflict of interests for any director or executive officer, the size of the transaction, the amount of consideration payable to the related party, whether the transaction would impair the independence of an independent director, the acceptability of the transaction to applicable regulators, and any potential violations of applicable law, rules, or other corporate policies.
In addition to the compensation arrangements with executive officers and directors described in “Executive Compensation and Other Matters” above, the following is a description of each related party transaction since January 1, 2025.
Lease Agreement for Company Headquarters
On February 1, 2007, the Bank entered into a five-year lease agreement with five 5-year lease extension options for its headquarters and branch at the southwest Las Vegas location (which we refer to as the “Las Vegas Lease”), with Nigro HQ, LLC, a Nevada limited liability company, as the landlord. Nigro HQ, LLC is an entity in which Edward M. Nigro (our Executive Chairman and our Chief Executive Officer, and the Executive Chairman and Chief Executive Officer of the Bank) and Todd A. Nigro (a member of our Board of Directors and of the Bank Board) have a 15.78% and 25.27% ownership interest, respectively. The Las Vegas Lease originally required the Bank to pay rent monthly at an initial base rate of $2.20 per rentable square foot, or $19,538 per month, with the first year’s operating expenses included. Increases in the operating expenses after the base year are paid by the Bank on a pro rata basis with other tenants. Starting with the second year of the lease term, the rent increased by 3% per annum. On April 16, 2012, the Bank exercised its option for the first of the five 5-year lease extensions. This extension was exercised in conjunction with a reduction in monthly base rent to $2.00 per rentable square foot, or $17,762 per month. On February 1, 2016, the Bank and the landlord entered into an amendment to the Las Vegas Lease for the addition of approximately 3,052 rentable square feet. This lease amendment required the Bank to pay $2.00 per additional square foot, or $6,104 per month, after two months of free rent. On September 6, 2017, the Bank exercised its option for the second of the five 5-year lease extensions. This extension was exercised in conjunction with a reduction in monthly base rent to $1.68 per rentable square foot, or $19,991 per month. On August 25, 2022, the Bank exercised its option for the third of the five 5-year lease extensions. This extension was exercised in conjunction with an increase in monthly base rent to $2.54 per rentable square foot, or $30,252 per month. On

October 10, 2022, the Bank exercised its option for the fourth of the five 5-year lease extensions. This extension was exercised in conjunction with four (4) additional 5-year options to extend the term of the Las Vegas Lease. The next expiration under the Las Vegas Lease is scheduled for September 30, 2032, and the Bank currently has five 5-year lease extension options thereunder. The financial terms of the Las Vegas Lease, subsequent renewals, and the ownership interests of Edward M. Nigro and Todd A. Nigro in Nigro HQ, LLC, as the landlord, were disclosed to both federal and state banking regulators, along with an independent market review of the property. Independent market reviews have confirmed that the terms of the Las Vegas Lease, as well as the April 2012, February 2016, September 2017, August 2022, and October 2022 amendments, were on terms that were substantially similar to terms prevailing at such time for comparable transactions with non-insiders, and did not present more than the normal risk for such transactions nor present other unfavorable terms. Moreover, the Las Vegas Lease was approved by the disinterested members of the Bank Board (i.e., the members of the Bank Board with no ownership interest in the landlord and no familial relationship with parties with an ownership interest in the landlord), who determined that the terms and conditions of the Las Vegas Lease are fair and reasonable to the Bank.
Lease Agreement for Seven Hills Branch
On April 23, 2008, the Bank entered into a 15-year lease agreement with six 5-year lease extension options for its Seven Hills location (which we refer to as the “Seven Hills Lease”), with Ten Saints Properties LLC, a Nevada limited liability company, as the landlord. Ten Saints Properties LLC is an entity in which Todd Nigro (a member of our Board of Directors and of the Bank Board) has a 10% ownership interest. The term of the Seven Hills Lease commenced on April 1, 2009. Under the Seven Hills Lease, the Bank was originally required to pay rent monthly at an initial base rate of $3.25 per rentable square foot or $18,037.50 per month, with a monthly common area expense to be charged to the Bank on a pro-rata basis with other tenants. The rent increased by 15% at the end of each 5-year period, including all lease extension periods. On October 21, 2022, the Bank exercised its option for the first and second of the six 5-year lease extensions. These extensions were exercised in conjunction with an increase in monthly base rent to $4.30 per rentable square foot, or $23,854.60 per month, and a reduction in the rent increase at the end of each 5-year period, including all lease extension periods, from 15% to 12%. The next expiration under the Seven Hills Lease is scheduled for October 31, 2032, and the Bank currently has four 5-year lease extension options thereunder. The financial terms of the Seven Hills Lease, subsequent renewals, and the ownership interest of Todd A Nigro in Ten Saints Properties LLC, as the landlord, were disclosed to both the federal and state banking regulators, along with an independent market review of the property. Independent market reviews have confirmed that the terms of the Seven Hills Lease, as well as the October 2022 amendment, were on terms that were substantially similar to terms prevailing at such time for comparable transactions with non-insiders, and did not present more than the normal risk for such transactions nor present other unfavorable terms. Moreover, the Seven Hills Lease was approved by the disinterested members of the Bank Board (i.e., the members of the Bank Board with no ownership interest in the landlord and no familial relationship with parties with an ownership interest in the landlord), who determined that the terms and conditions of the Seven Hills Lease are fair and reasonable to the Bank.
Services Agreement with Royal Media Services, LLC
On February 28, 2025, the Bank entered into a Services Agreement, as amended in August 2025 (which we refer to as the “Royal Media Services Agreement”), with Royal Media Services, LLC (which we refer to as “Royal Media”). Royal Media is 50% owned by Nicolas Nigro, the son of Todd A. Nigro (a member of our Board of Directors and of the Bank Board). Under the Royal Media Services Agreement, Royal Media provides marketing, payment, credit card-related, and product development services to the Bank. In 2025, total compensation paid by the Bank to Royal Media under the Royal Media Services Agreement was $219,000. The Royal Media Services Agreement was approved by the Audit Committee, who determined that the terms and conditions of the Royal Media Services Agreement are fair and reasonable to the Bank.
Ordinary Banking Relationships
Certain of our directors, officers, and principal stockholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with our Company or the Bank in the ordinary course of business. These transactions include deposits, loans, wealth management products and other financial services related transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to our Company or the Bank. Any loans we originate with directors, officers, and principal stockholders, as well as their immediate family members and affiliates, are approved by our Board of Directors in accordance with the Bank’s regulatory requirements and our related party transaction policy.
As of the date of this Proxy Statement, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our directors, officers, and principal stockholders, as well as their immediate family members and affiliates.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK
BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS OF OUR COMPANY
The following table provides information regarding the beneficial ownership of shares of our Common Stock as of March 15, 2026 by:
•	each of our directors;
•	each of our Named Executive Officers;
•	all of our directors and executive officers as a group; and
•	each stockholder who beneficially owns more than 5% of the outstanding shares of our Common Stock.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days. Except as disclosed in the footnotes to the table below and subject to applicable community property laws, we believe that each person identified in the table below has sole voting power and investment power over all of the shares shown opposite such person’s name.
The percentage of beneficial ownership is based on 14,238,844 shares of our Voting Common Stock outstanding as of March 15, 2026.
Except as indicated in the footnotes below, the address for each stockholder listed in the table below is: c/o GBank Financial Holdings Inc., 9115 W. Russell Rd., Ste. 110, Las Vegas, Nevada 89148.

Name and Address of Beneficial Owners	Number of Shares Beneficially Owned(1)	Percentage of Beneficial Ownership of such Shares
Directors
Edward M. Nigro(2)	1,144,855	8.0%
Todd A. Nigro(3)	340,855	2.4%
A. Lee Finley(4)	1,652,583	11.6%
Charles W. Griege, Jr.(5)	454,815	3.2%
Timothy P. Herbst(6)	338,663	2.4%
William J. Hornbuckle(7)	324,238	2.3%
Kathryn S. Lever(8)	41,630	*
James K. Sims(9)	90,582	*
Michael C. Voinovich(10)	78,789	*
Named Executive Officers
Jeffery Whicker(11)	34,677	*
Nancy M. DeCou(12)	78,048	*
All directors and executive officers as a group (13 persons)	4,606,634	32.4%

*	Less than 1%.
(1)
In accordance with Rule 13d-3 under the Exchange Act, for purposes of this table, a person is deemed to be the beneficial owner of any shares of our Common Stock over which he or she has sole or shared voting power or investment power or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose or direct the disposition of shares. Beneficial ownership includes all shares held by such person, as well as by spouses and minor children, directly, in trust, or through other indirect ownership. Unless otherwise noted, all shares are owned of record or beneficially by the person named in the table.

(2)
The number of shares beneficially owned reflects (i) 87,009 shares of Common Stock held by Mr. E. Nigro, personally, (ii) 258,016 shares of Common Stock held by The 1990 Nigro Trust, (iii) 636,330 shares of Common Stock held by affiliated limited liability companies, (iv) 80,000 shares of Common Stock held by Bank of George 401(K) Profit Sharing Plan FBO Edward Nigro, and (v) 83,500 shares of Common Stock held by Bank of George 401(K) Profit Sharing Plan Roth Converted FBO Edward Nigro.

(3)
The number of shares beneficially owned reflects (i) 8,041 shares of Common Stock held by Mr. T. Nigro, personally, (ii) 281,294 shares of Common Stock held by an affiliated limited liability company, (iii) 12,880 shares of Common Stock held by the Isabelle Nigro Trust, (iv) 12,880 shares of Common Stock held by the Nathan Nigro Trust, (v) 12,880 shares of Common Stock held by the Nicholas Nigro Trust, and (vi) 12,880 shares of Common Stock held by the Olivia Nigro Trust.

(4)
The number of shares beneficially owned reflects (i) 12,706 shares of Common Stock held by Mr. Finley, personally, (ii) 99,877 shares of Common Stock held by an affiliated company, and (iii) 1,540,000 shares of Common Stock held jointly by Mr. Finley and Susan N. Finley.

(5)	The number of shares beneficially owned reflects (i) 110,526 shares of Common Stock held by Mr. Griege, personally, and (ii) 344,289 shares of Common Stock held by an affiliated company.
(6)	The number of shares beneficially owned reflects (i) 21,537 shares of Common Stock held by Mr. Herbst, personally, and (ii) 317,126 shares of Common Stock held by Timothy P Herbst Trust.
(7)
The number of shares beneficially owned reflects (i) 24,153 shares of Common Stock held by Mr. Hornbuckle, personally, and (ii) 300,085 shares of Common Stock held by the William J. Hornbuckle IV Trust.

(8)	The number of shares beneficially owned reflects 41,630 shares of Common Stock held by Ms. Lever, personally.
(9)	The number of shares beneficially owned reflects (i) 6,781 shares of Common Stock held by Mr. Sims, personally, and (ii) 83,801 shares of Common Stock held jointly by Mr. Sims and Catherine M. Sims.
(10)	The number of shares beneficially owned reflects 78,789 shares of Common Stock held by Mr. Voinovich, personally.
(11)	The number of shares beneficially owned reflects 34,677 shares of Common Stock held by Mr. Whicker, personally.
(12)	The number of shares beneficially owned reflects (i) 3,418 shares of Common Stock held by Ms. DeCou, personally, and (ii) 74,630 shares of Common Stock held by the DeCou Family Trust.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee recommended, and our Board of Directors appointed, RSM US LLP as the independent registered public accounting firm to audit the consolidated financial statements of our Company for the 2026 fiscal year. RSM US LLP served as the independent registered public accounting firm for our Company for the 2025 fiscal year and reported on our Company’s consolidated financial statements for that year.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee has considered whether the provision of non-audit services was compatible with maintaining the independence of RSM US LLP. The Audit Committee concluded that performing such services did not affect the independence of RSM US LLP in performing its function as the independent registered public accounting firm for our Company.
The charter of the Audit Committee includes a policy that the Audit Committee will pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement before the services begin or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee when expedition of approval and services is necessary. The independent registered public accounting firm and management are required to periodically report to the Audit Committee the extent of services provided by the independent registered public accounting firm in accordance with any such pre-approval, and the fees for such services performed to date. The audit-related fees and all other fees described above were approved as part of our Company’s engagement of RSM US LLP.
Fees Billed by Independent Registered Public Accounting Firm
Set forth below is certain information concerning the aggregate fees billed for professional services rendered by RSM US LLP during the years ended December 31, 2025 and 2024.

	For the Years Ended December 31,
	2025	2024
Audit Fees	$687,750	$253,818
Audit-Related Fees	263,550	—
Tax Fees	100,583	86,000
All Other Fees	—	—
Total Fees	$1,051,883	$339,818

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING
If a stockholder desires to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for our 2027 annual meeting of stockholders, such proposal and supporting statements, if any, must be received by us at our principal executive office no later than December 1, 2026 (the 120th day before the anniversary date of this proxy statement) unless the date of our 2027 annual meeting of stockholders is changed by more than 30 days from May 1, 2027 (the one-year anniversary date of the Annual Meeting), in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials for the 2027 annual meeting of stockholders. Any such proposal must comply with the requirements of Rule 14a-8 under the Exchange Act.
If a stockholder desires to submit a nomination of persons for election to our Board of Directors, then our Bylaws require that such stockholder must provide written notice of such nomination to the Corporate Secretary of our Company at our principal executive office no later than the close of business on December 31, 2026, which is the 90th day before the anniversary date of this proxy statement; provided, that if the date of the annual meeting of stockholders is changed by more than 30 days from the anniversary of the preceding year’s annual meeting, such written notice will be timely if delivered or mailed to and received by the Corporate Secretary at our principal executive office not later than the 10th day following the day on which public disclosure of the updated date of such annual meeting is first made. Any such proposals will be subject to the requirements of our Bylaws and applicable proxy rules under the Exchange Act.
In addition to the advance notice provisions contained in our Bylaws described above, in order to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the nominees of our Board of Directors must provide notice to the Corporate Secretary of our Company setting forth the information required by Rule 14a-19 under the Exchange Act not later than 60 calendar days prior to the anniversary of the previous year’s annual meeting of stockholders. Because the Annual Meeting will be held on May 1, 2026, the anniversary of such Annual Meeting will be May 1, 2027. For any such director nominee to be included on our proxy card for our 2027 annual meeting of stockholders, the Corporate Secretary must receive any such notice under Rule 14a-19 no later than March 2, 2027.
All notices to us must also provide certain information as required by and set forth in our Bylaws. A copy of our Bylaws may be obtained upon written request to the Corporate Secretary of our Company.
All stockholder proposals and nominations should be submitted to the Corporate Secretary of our Company at GBank Financial Holdings Inc., 9115 W. Russell Rd., Ste. 110, Las Vegas, Nevada 89148, Attention: Corporate Secretary.
Nothing in this Proxy Statement will be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
To our knowledge, all reports that were required to be filed during 2025 by our directors and executive officers, and the beneficial owners of more than 10% of the outstanding shares of our Common Stock, under Section 16 of the Exchange Act were filed on a timely basis, except the initial statement of beneficial ownership on Form 3 for Timothy P. Herbst, a member of our Board of Directors, due to an administrative error.

MISCELLANEOUS
We will bear the cost of solicitation of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares of our Common Stock. In addition to solicitations by mail, directors, officers and regular employees of our Company may solicit proxies personally or by telephone without additional compensation. Our 2025 Annual Report to Stockholders is included with this Proxy Statement. Any stockholder may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026, on the “SEC Filings” page of our website at www.gbankfinancialholdings.com/secfilings, or by calling us or writing to us at the telephone number or address for our Investor Relations team below. The 2025 Annual Report is not to be treated as having been incorporated by reference herein nor as a part of any of the proxy solicitation materials.
OTHER MATTERS
Our Board of Directors does not intend to bring any other matter before the Annual Meeting and does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matter does properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.
You are cordially invited to attend the Annual Meeting virtually. Regardless of whether you plan to attend the Annual Meeting virtually, you are urged to complete, date, sign and return the enclosed proxy in the accompanying pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the Annual Meeting.

By Order of the Board of Directors

Edward M. Nigro
Executive Chairman and Chief Executive Officer

Las Vegas, Nevada
March 31, 2026
Investor Relations
GBank Financial Holdings Inc.
9115 W. Russell Rd., Ste. 110
Las Vegas, Nevada 89148
Phone: (702) 329-4091
hsledgesarnor@g.bank

Annex A
GBank Financial Holdings Inc.
2026 Equity Incentive Compensation Plan

GBank Financial Holdings Inc.
2026 Equity Incentive Compensation Plan

GBank Financial Holdings Inc.
2026 Equity Incentive Compensation Plan
1. Purpose. The purpose of this gbank financial holdings inc. 2026 EQUITY INCENTIVE COMPENSATION PLAN, as may be amended from time to time (this “Plan”), is to assist GBANK FINANCIAL HOLDINGS INC., a Nevada corporation (the “Company”), and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding its executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.
2. Definitions. For purposes of this Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.
(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest relating to Shares or other property (including cash), granted to a Participant under this Plan.
(b) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.
(c) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 9(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the Participant’s estate.
(d) “Beneficial Owner” and “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.
(e) “Board” means the Board of Directors of the Company.
(f) “Cause”, with respect to any Participant, has the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any Award Agreement, or any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity. In the absence of any such agreement or any such definition in such agreement, “Cause” means (i) willful continued failure to perform or willful poor performance of duties (other than due to Disability) after warning and reasonable opportunity to meet reasonable required performance standards; (ii) gross negligence causing or putting the Company or any Affiliate at risk of significant damage or harm; (iii) misappropriation of or intentional damage to the property of the Company or any Affiliate; (iv) conviction of a felony (other than negligent vehicular homicide); (v) intentional act or omission that the Participant knows or should know is significantly detrimental to the interests of the Company or any Affiliate; (vi) removal of an Employee by order of or at the direction of a regulatory agency having jurisdiction over the Company or any of its Subsidiaries; or (vii) material violation of any employment agreement between the Company (or any Affiliate) and the Participant. The existence of Cause in the case of an Employee or a Consultant shall in each case be determined by the Committee in its sole discretion and consistent with the definition set forth in this Section 2(f). The Committee may make such determination before or after the termination of employment or cessation of service. A Director will be removed for “Cause” for purposes of this Plan if and only if he or she has been removed for cause in compliance with the Company’s Articles of Incorporation and applicable law.
(g) “Change in Control” means a Change in Control as defined in Section 8(b) hereof.
(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the regulations thereunder and successor provisions and regulations thereto.
(i) “Committee” means the Compensation Committee of the Board, or another committee of the Board subsequently designated and empowered by the Board from time to time to administer this Plan; provided, however, that if the Board fails to designate and empower such a committee or if there are no longer any members on the committee so designated by the Board, or for any other reason determined by the Board, then the Board shall serve as the Committee. While it is intended that the Committee shall consist of at least two directors, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of this Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under this Plan, and (ii) “Independent”, the failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of this Plan.
(j) “Consultant” means any consultant or advisor who provides services to the Company or any Related Entity, so long as (i) such person renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) such person does not directly or indirectly promote or maintain a market for the Company’s securities, and (iii) the identity of such person would not preclude the Company from granting or issuing securities to such person pursuant to this Plan in reliance on the exemption from registration provided by Rule 701 under the Securities Act, or, if the Company is required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act, pursuant to registration under a Registration Statement on Form S-8 filed under the Securities Act.
(k) “Continuous Service” shall “mean the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant, or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence (including, without limitation, sick leave, military leave, or any other authorized personal leave), (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement).
(l) “Director” means a member of the Board or the board of directors of any Related Entity.
(m) “Disability” means, unless otherwise defined in an Award Agreement, for purposes of the exercise of an Incentive Stock Option, a permanent and total disability, within the meaning of Section 22(e)(3) of the Code, and for all other purposes, the Participant’s inability to perform the duties of his or her position with the Company or any Related Entity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. The existence of a Disability shall be determined by the Committee in its discretion.
(n) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.
(o) “Effective Date” means the effective date of this Plan, which shall be March 24, 2026, which is the date the Plan was approved by the Board.
(p) “Eligible Person” means each Director, Employee, Consultant, or other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in this Plan.
(q) “Employee” means any person, including an officer or Director, who is a common law employee of the Company or any Related Entity, or is a prospective employee of the Company or any Related Entity (conditioned upon and effective not earlier than, such person becoming an employee of the Company or any Related Entity). The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.
(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the rules thereunder and successor provisions and rules thereto.

(s) “Fair Market Value” means the fair market value of Shares, Awards, or other property on the date as of which the value is being determined, as determined by the Committee, or under procedures established by the Committee, subject to the following:
(i) If, on such date, the Shares are listed on the Listing Market, the Fair Market Value of a Share shall be the closing price of a Share (or the mean of the closing bid and asked prices of a Share if the Share is so quoted instead) as quoted on the Listing Market. If the relevant date does not fall on a day on which the Share has traded on the Listing Market, the date on which the Fair Market Value shall be established shall be the last day on which the Share was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.
(ii) If, on such date, the Shares are not listed on an international, national or regional securities exchange or market system, but is traded on an over-the-counter market, the Fair Market Value of a Share shall be the average of the closing bid and asked prices for Shares, or, if no closing bid and asked prices, the last closing price, on such over-the-counter market for the last preceding date on which there was a sale of such Shares in such over-the-counter market.
(iii) If, on such date, the Shares are not listed on an international, national or regional securities exchange or market system and are not traded on an over-the-counter market, the Fair Market Value of a Share shall be as determined by the Committee in good faith without regard to any restriction, other than a restriction which, by its terms, will never lapse.
(t) “Good Reason”, with respect to any Participant, has the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any Award Agreement, or any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity. In the absence of any such agreement or any such definition in such agreement, “Good Reason” means (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such duties or responsibilities, excluding for this purpose an action which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than a failure which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; (iii) the Company’s or Related Entity’s requiring the Participant to be based at any office or location outside of 50 miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities; or (iv) a material breach by the Company or any Related Entity of any employment, consulting or other agreement under which the Participant provides services to the Company or any Related Entity. For purposes of this Plan, upon termination of a Participant’s Continuous Service, Good Reason shall not be deemed to exist unless the Participant’s termination of Continuous Service for Good Reason occurs within 60 days following the initial existence of one of the conditions specified in clauses (i) through (iv) above, the Participant provides the Company or the Related Entity for which the Participant provides services with written notice of the existence of such condition within 30 days after the initial existence of the condition, and the Company fails to remedy the condition within 30 days after its receipt of notice.
(u) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.
(v) “Independent”, when referring to either members of the Board or members of the Committee, has the same meaning as used in the rules of the Listing Market.
(w) “Incumbent Board” means the Incumbent Board as defined in Section 8(b)(ii) hereof.
(x) “Listing Market” means the Nasdaq Capital Market, or any other international or national securities exchange on which the Shares are listed for trading, and if not listed for trading, by the rules of the NASDAQ Stock Market.
(y) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(z) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.
(aa) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.
(bb) “Parent” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.
(cc) “Participant” means a person who has been granted an Award under this Plan which remains outstanding, including a person who is no longer an Eligible Person.
(dd) “Performance Award” means any Award granted pursuant to Section 6(h) hereof.
(ee) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.
(ff) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.
(gg) “Related Entity” means any Parent, any Subsidiary (including, but not limited to, GBank, a Nevada corporation), or any business, corporation, partnership, limited liability company or other entity designated by the Committee in which the Company, a Parent or a Subsidiary directly or indirectly holds a substantial ownership interest, and with respect to which the Company may grant or issue securities pursuant to this Plan in reliance upon either Rule 701 under the Securities Act, or, if the Company is required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act, pursuant to registration under a Registration Statement on Form S-8 filed under the Securities Act.
(hh) “Restricted Stock” means any Share issued with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
(ii) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.
(jj) “Restricted Stock Unit” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares, or a combination thereof, at the end of a specified deferral period.
(kk) “Restricted Stock Unit Award” means an Award of Restricted Stock Units granted to a Participant under Section 6(e) hereof.
(ll) “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.
(mm) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to this Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
(nn) “Securities Act” means the Securities Act of 1933, as amended from time to time, including the rules thereunder and successor provisions and rules thereto.
(oo) “Shares” means shares of Voting Common Stock, par value $0.0001 per share, of the Company, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 9(c) hereof.
(pp) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.
(qq) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(rr) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company or other entity (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.
3. Administration.
(a) Authority of the Committee. This Plan shall be administered by the Committee except to the extent (and subject to the limitations imposed by Section 3(b) hereof) the Board elects to administer this Plan, in which case this Plan shall be administered by only those members of the Board who are Independent members of the Board, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of this Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of this Plan, construe and interpret this Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of this Plan. In exercising any discretion granted to the Committee under this Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Related Entity or any Participant or Beneficiary, or any transferee under Section 9(b) hereof or any other person claiming rights from or through any of the foregoing persons or entities.
(b) Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act, and (ii) with respect to any Award to an Independent Director. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to members of the Board, or officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. The Committee may appoint agents to assist it in administering this Plan, including, without limitation, appointing one or more members of the Company’s management, with the power or authority otherwise granted to the Committee under this Plan with respect to a number of Shares reserved and available for delivery under this Plan, subject to the terms and limitations of such power or authority as determined by the Committee in its sole and absolute discretion. In no event, however, may an agent appointed by the Committee to assist it in administering this Plan be permitted to grant Awards to, or exercise any discretion with respect to any and all other matters relating to Awards previously granted to, himself or herself.
(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of this Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
4. Shares Subject to Plan.
(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 9(c) hereof, the total number of Shares reserved and available for delivery under this Plan shall be equal to 1,300,000. Any Shares delivered under this Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under this Plan, minus the number of Shares that would be counted against the limit upon settlement of then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.
(c) Availability of Shares Not Delivered under Awards and Adjustments to Limits.
(i) If any Award is forfeited, expires or otherwise terminates without issuance of the Shares subject to such Award, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, such Shares subject such Award shall, to the extent of any such forfeiture, expiration, termination, non-issuance or cash settlement, again be available for delivery with respect to Awards under this Plan.
(ii) The full number of Shares subject to an Option granted under this Plan shall count against the number of Shares remaining available for issuance pursuant to Awards granted under this Plan, even if the exercise price of the Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation). Upon exercise of Stock Appreciation Rights granted under this Plan that are settled in Shares, the full number of Stock Appreciation Rights (rather than the net number of Shares actually delivered upon exercise) shall count against the maximum number of Shares remaining available for issuance pursuant to Awards granted under this Plan.
(iii) Shares withheld from an Award granted under this Plan to satisfy tax withholding requirements shall count against the maximum number of Shares remaining available for issuance pursuant to Awards granted under this Plan, and Shares delivered by a participant to satisfy tax withholding requirements shall not be added back to this Plan’s Share pool.
(iv) Substitute Awards shall not reduce the Shares authorized for delivery under this Plan or authorized for delivery to a Participant in any period. Additionally, in the event that an entity acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall not reduce the Shares authorized for delivery under this Plan if and to the extent that the use of such Shares would not require approval of the Company’s shareholders under the rules of the Listing Market. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.
(v) Any Share that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share.
(vi) Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 9(c) hereof, the maximum aggregate number of Shares that may be delivered under this Plan as a result of the exercise of the Incentive Stock Options shall be 1,300,000 Shares. In no event shall any Incentive Stock Options be granted under this Plan after the tenth anniversary of the date on which the Board adopts this Plan.
(vii) Notwithstanding anything in this Section 4 to the contrary, but subject to adjustment as provided in Section 9(c) hereof, in any fiscal year of the Company during any part of which this Plan is in effect, no Participant who is a Director but is not also an Employee or Consultant may be granted any Awards that have a “fair value” as of the date of grant, as determined in accordance with FASB ASC Topic 718 (or any other applicable accounting guidance), that exceeds $200,000 in the aggregate.
5. Eligibility. Awards may be granted under this Plan only to Eligible Persons.

6. Specific Terms of Awards.
(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(e) hereof), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under this Plan. Except in cases in which the Committee is authorized to require other forms of consideration under this Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the laws of the State of Nevada, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.
(b) Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:
(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. Other than pursuant to Sections 9(c)(i) and (ii) hereof, the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with Substitute Awards), (C) cancel an outstanding Option in exchange for an Option with an exercise price that is less than the exercise price of the original Options, or (D) take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without approval of the Company’s shareholders.
(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method by which notice of exercise is to be given and the form of exercise notice to be used, the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.
(iii) Form of Settlement. The Committee may, in its sole discretion, provide that the Shares to be issued upon exercise of an Option shall be in the form of Restricted Stock or other similar securities.
(iv) Incentive Stock Options. The Committee shall only grant Incentive Stock Options if (y) with respect to the initial Share pools set forth in Section 4(a) and 4(c)(vi) hereof, within 12 months of the Effective Date, and/or (z) with respect to any increase in the Share pools set forth in Sections 4(a) and 4(c)(iv) hereof by an amendment to this Plan, within 12 months of the effective date of any such amendment to this Plan, approval by shareholders of the Company eligible to vote in the election of directors is obtained by a vote sufficient to meet the requirements of Section 422 of the Code, applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to this Plan. Incentive Stock Options may be granted subject to shareholder approval but may not be exercised or otherwise settled in the event the shareholder approval is not obtained. The terms of any Incentive Stock Option granted under this Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:
(A) the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant;
(B) the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under this Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000; and
(C) if Shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the date the Incentive Stock Option is granted or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.
(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under this Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of this Plan, including the following:
(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right. Other than pursuant to Sections 9(c)(i) and (ii) hereof, the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), (C) cancel an outstanding Stock Appreciation Right in exchange for a Stock Appreciation Right with a grant price that is less than the grant price of the original Stock Appreciation Right, or (D) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without shareholder approval.
(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.
(iii) Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.
(d) Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:
(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restriction Period. The terms of any Restricted Stock Award granted under this Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 9(b) hereof, and except as otherwise provided in the Award Agreement, Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or Beneficiary.
(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided, that, subject to the limitations set forth in Section 6(j) hereof, the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.
(iii) Certificates for Stock. Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
(iv) Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee shall either (A) require that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock, or (B) require that payment be delayed (with or without interest at such rate, if any, as the Committee shall determine) and remain subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash dividend is payable, in each case in a manner that does not violate the requirements of Section 409A of the Code. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.
(e) Restricted Stock Unit Award. The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:
(i) Award and Restrictions. Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant in a manner that does not violate the requirements of Section 409A of the Code). In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Restricted Stock Unit Award, a Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership. Prior to satisfaction of a Restricted Stock Unit Award, except as otherwise provided in an Award Agreement and as permitted under Section 409A of the Code, a Restricted Stock Unit Award may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or any Beneficiary.Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided, that, subject to the limitations set forth in Section 6(j) hereof, the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.
(ii) Dividend Equivalents. As a condition to the grant of a Restricted Stock Unit, the Committee shall require that any cash dividends paid on a Share attributable to such Restricted Stock Unit be delayed (with or without interest at such rate, if any, as the Committee shall determine) and remain subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Unit with respect to which such cash dividend is payable, in a manner that does not violate the requirements of Section 409A of the Code. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Unit with respect to which such Shares or other property have been distributed.
(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.
(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend

Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued, or whether such Dividend Equivalents shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify; provided, that in no event shall such Dividend Equivalents be paid out to Participants prior to vesting of the corresponding Shares underlying the Award. Any such determination by the Committee shall be made at the grant date of the applicable Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.
(h) Performance Awards . The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The performance criteria may consist of the following (determined for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity): (1) earnings per share; (2) revenues or margins; (3) cash flow (including operating cash flow, free cash flow, discounted return on investment, and cash flow in excess of cost of capital); (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before all or some of the following items: interest, taxes, depreciation, amortization, stock-based compensation, ASC 718 expense, or any extraordinary or special items; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the Fair Market Value of a Share. Any of the foregoing criteria may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index, the Nasdaq Composite Index, the Russell 2000 Index, or another group of companies that are comparable to the Company. In determining the achievement of the performance goals, unless otherwise specified by the Committee at the time the performance goals are set, the Committee shall exclude the impact of (i) restructurings, discontinued operations, and extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) change in accounting standards required by generally accepted accounting principles; or (iii) such other exclusions or adjustments as the Committee specifies at the time the Award is granted. Except as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period, the duration of the Performance Period and the amount of the Award to be distributed, in each case, shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis in a manner that does not violate the requirements of Section 409A of the Code.
(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of this Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under this Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under this Plan. Except as otherwise provided in the last sentence of Section 6(h) hereof, the Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration (including without limitation loans from the Company or a Related

Entity provided that such loans are not in violation of Section 13(k) of the Exchange Act or any rule or regulation adopted thereunder or any other applicable law), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.
(j) Minimum Vesting Conditions. Except for certain limited situations (including death, Disability, a Change in Control referred to in Section 8, grants to new hires to replace forfeited compensation, grants representing payment of earned Performance Awards or other incentive compensation, Substitute Awards or grants to Directors), all Awards granted under this Plan shall be subject to a minimum vesting period of one (1) year (the “Minimum Vesting Condition”); provided, that such Minimum Vesting Condition will not be required on Awards covering, in the aggregate, a number of Shares not to exceed 5% of the maximum Share pool limit set forth in Section 4(a) hereof (subject to adjustment as provided in Section 9(c) hereof).
7. Certain Provisions Applicable to Awards.
(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in a manner intended to be exempt from or comply with Section 409A of the Code.
(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code); provided, however, that in the event that on the last day of the term of an Option or a Stock Appreciation Right, other than an Incentive Stock Option, (i) the exercise of the Option or Stock Appreciation Right is prohibited by applicable law, or (ii) Shares may not be purchased, or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right may be extended by the Committee for a period of up to thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement, provided that such extension of the term of the Option or Stock Appreciation Right would not cause the Option or Stock Appreciation Right to violate the requirements of Section 409A of the Code.
(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of this Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any determination to pay in installments or on a deferred basis shall be made by the Committee at the date of grant. Any installment or deferral provided for in the preceding sentence shall, however, subject to the terms of this Plan, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended, the rules and regulations adopted by the Securities and Exchange Commission thereunder, all applicable rules of the Listing Market and any other applicable law, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. Subject to Section 7(e) hereof, the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) hereof, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The acceleration of the settlement of any Award, and the payment of any Award in installments or on a deferred basis, all shall be done in a manner that is intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.
(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.
(e) Section 409A of the Code.
(i) The Award Agreement for any Award that the Committee reasonably determines to constitute a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), and the provisions of the Section 409A Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of this Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.
(ii) If any Award constitutes a Section 409A Plan, then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:
(A) Payments under the Section 409A Plan may be made only upon (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeable emergency”;
(B) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;
(C) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and
(D) In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).
For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.
(iii) Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A of the Code, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.
8. Change in Control.
(a) Effect of “Change in Control”. Unless otherwise provided in any Award, employment agreement or other agreement between an employee and the Company, or otherwise through action of the Committee or the Board, as applicable, upon a Participant’s termination for any reason other than Cause within the two (2) year period immediately following a Change in Control,
(i) all Awards shall become fully exercisable, shall vest, and shall be settled, as applicable, and any restrictions applicable to any Award shall automatically lapse; and
(ii) all Performance Stock Awards and Performance Unit Awards shall be considered to be earned at their target level; any restrictions with respect to the target number of Shares subject to a Performance Stock Award and Performance Unit Award shall lapse and any remaining Shares subject to such Performance Stock Award and Performance Unit Award shall be cancelled and shall have no further force or effect.
The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.
(b) Definition of “Change in Control”. Unless otherwise specified in any employment or other agreement for services between the Participant and the Company or any Related Entity, or in an Award Agreement, a “Change in Control” means the occurrence of any of the following (provided that the definition of a Change in Control is consistent with Section 409A of the Code):
(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 8(b), the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 8(b); or
(ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(iii) Consummation of (A) a reorganization, merger, statutory share exchange or consolidation or similar transaction involving (x) the Company or (y) any one or more Subsidiaries whose combined revenues for the prior fiscal year represented more than 50% of the consolidated revenues of the Company and its Subsidiaries for the prior fiscal year (the “Major Subsidiaries”), or (B) a sale or other disposition of all or substantially all of the assets of the Company or the Major Subsidiaries, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries (each of the events referred to in clauses (A) and (B) sometimes hereinafter being referred to a “Business Combination”), unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Voting Securities, (excluding any outstanding voting securities of the Continuing Entity that such Beneficial Owners hold immediately following the consummation of the Business Combination as a result of their ownership, prior to such consummation, of voting securities of any company or other entity involved in or forming part of such Business Combination other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) of the Company or any Continuing Entity or any entity controlled by the Continuing Entity or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities of the Continuing Entity except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the Board of Directors or other governing body of the Continuing Entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding anything to the contrary herein, the term “Change in Control” shall not include any sale of assets, a merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
9. General Provisions.
(a) Compliance with Legal and other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Listing Market, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.
(b) Limits on Transferability; Beneficiaries. No Award or other right or interest granted under this Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon), are by gift or pursuant to a domestic relations order, and are to a “Permitted Assignee” that is a permissible transferee under the applicable rules of the Securities and Exchange Commission for registration of securities on a registration statement on Form S-8. For this purpose, a Permitted Assignee shall mean (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) a partnership, limited liability company or corporation in which the Participant or the persons referred to in clauses (i) and (ii) are the only partners, members or shareholders, or (iv) a foundation in which any person or entity designated in clauses (i), (ii) or (iii) above control the management of assets. A Beneficiary, transferee, or other person claiming any rights under this Plan from or through any Participant shall be subject to all terms and conditions of this Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
(c) Adjustments.
(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer, then the Committee shall, in such manner as it may deem appropriate and equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 4 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate in order to prevent the reduction or enlargement of benefits under any Award.
(ii) Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control (and subject to the provisions of Section 8 hereof relating to the vesting of Awards in the event of any Change in Control), any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (A) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (B) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (C) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (D) settlement of the value of the outstanding Awards, to the extent vested, in cash or cash equivalents or other property followed by cancellation of such Awards in their entirety (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a vested Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction) and cancellation of underwater Awards for no consideration. For the purposes of this Plan, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award shall be considered assumed or substituted for if following the applicable transaction the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award immediately prior to the applicable transaction, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the applicable transaction, the consideration (whether stock, cash or other securities or property) received in the applicable transaction by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the applicable transaction is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the applicable transaction. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion, and its determination shall be conclusive and binding.

(iii) Other Adjustments. The Committee or the Board is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Awards subject to satisfaction of performance goals, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.
(d) Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of this Plan.
(e) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under this Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee. The amount of withholding tax paid with respect to an Award by the withholding of Shares otherwise deliverable pursuant to the Award or by delivering Shares already owned shall not exceed the maximum statutory withholding required with respect to that Award (or such other limit as the Committee shall impose, including without limitation, any limit imposed to avoid or limit any financial accounting expense relating to the Award).
(f) Changes to this Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate this Plan, or the Committee’s authority to grant Awards under this Plan, without the consent of shareholders or Participants, except that any amendment or alteration to this Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3) or the rules of the Listing Market, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to shareholders for approval; provided, that, except as otherwise permitted by this Plan or any Award Agreement, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in this Plan; provided, that, except as otherwise permitted by this Plan or any Award Agreement, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under terms of such Award.
(g) Clawback of Benefits.
(i) The Company may (A) cause the cancellation of any Award, (B) require reimbursement of any Award by a Participant or Beneficiary, and (C) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with any Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Award Agreements may be unilaterally amended by the Company, without the Participant’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.
(ii) If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Related Entity or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Related Entity, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement or otherwise specified by the Committee.
(h) Limitation on Rights Conferred Under Plan. Neither this Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company or any Related Entity including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of shareholders or any right to receive any information concerning the Company’s or any Related Entity’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company or any Related Entity in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company, nor any Related Entity, nor any of their respective officers, directors, representatives or agents is granting any rights under this Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.
(i) Unfunded Status of Awards; Creation of Trusts. This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in this Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company or Related Entity that issues the Award; provided, that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the obligations of the Company or Related Entity under this Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of this Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.
(j) Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.
(k) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional

Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(l) Governing Law. Except as otherwise provided in any Award Agreement, the validity, construction and effect of this Plan, any rules and regulations under this Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Nevada without giving effect to principles of conflict of laws, and applicable federal law.
(m) Foreign Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of this Plan.
(n) Plan Effective Date; Termination of Plan. This Plan shall become effective on the Effective Date, subject to subsequent approval, within 12 months of its adoption by the Board, by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Section 422 of the Code, Rule 16b-3, applicable requirements under the rules of the Listing Market, and other laws, regulations, and obligations of the Company applicable to this Plan. This Plan shall terminate at the earliest of (i) such time as no Shares remain available for issuance under this Plan, (ii) termination of this Plan by the Board, and (iii) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of this Plan shall remain in effect until they have been exercised or terminated, or have expired.
(o) Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of this Plan.
(p) Severability. If any provision of this Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
********

GBank Financial Holdings Inc.

GBANK FINANCIAL HOLDINGS INC.
9115 WEST RUSSELL ROAD, SUITE 210
LAS VEGAS, NEVADA 89148

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VIEW MATERIALS & VOTE

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V91932-P50796

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GBANK FINANCIAL HOLDINGS INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of each of the Class I Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) A. Lee Finley
02) Charles W. Griege, Jr.
03) William J. Hornbuckle

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

V91933-P50796

GBANK FINANCIAL HOLDINGS INC.

ANNUAL MEETING OF STOCKHOLDERS
MAY 1, 2026 2:00 P.M. PT

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Edward M. Nigro, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GBANK FINANCIAL HOLDINGS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 P.M. PT, on May 1, 2026, virtually at www.virtualshareholdermeeting.com/GBFH2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side